           PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED MARCH 18, 1997)

                                  $415,000,000

                         AAMES CAPITAL ACCEPTANCE CORP.
                                   TRANSFEROR

                           AAMES CAPITAL CORPORATION
                                    SERVICER

                        AAMES CAPITAL OWNER TRUST 1997-1
               ADJUSTABLE RATE ASSET-BACKED BONDS, SERIES 1997-1
                               DUE JUNE 15, 2029
                               ------------------

 The Aames Capital Owner Trust 1997-1 (the "Bond Issuer") is hereby offering $415,000,000 aggregate principal amount of its Adjustable Rate Asset-Backed
   Bonds, Series 1997-1 (the "Bonds"). The Bonds will be issued pursuant to an indenture, dated as of March 1, 1997 (the "Indenture"), between the
     Bond Issuer and Bankers Trust Company of California, N.A., as trustee
       (the "Indenture Trustee"), and will be secured by a trust estate
         (the "Trust Estate") consisting primarily of (i) a pool (the
          "Mortgage Pool") of adjustable rate mortgage loans secured by first liens on one- to four-family residential
                properties, including units in condominium and
                   planned unit developments (the "Mortgage
                    Loans"), (ii) funds on deposit in the
                      Prefunding Account and Capitalized
                        Interest Account and (iii) the
                         Financial Guaranty Insurance
                         Policy, as described herein.

                                                   (continued on following page)
                                  [FSA LOGO]

                               ------------------

     PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE S-13 HEREOF AND ON PAGE 20 OF THE PROSPECTUS BEFORE PURCHASING ANY BONDS.
                               ------------------

THE BONDS WILL CONSTITUTE NON-RECOURSE OBLIGATIONS OF THE BOND ISSUER ONLY, AND
  THE PROCEEDS OF THE ASSETS IN THE TRUST ESTATE WILL BE THE SOLE SOURCE OF
    PAYMENTS ON THE BONDS. THE BONDS WILL NOT REPRESENT AN INTEREST IN OR
       RECOURSE OBLIGATION OF THE BOND ISSUER AND WILL NOT REPRESENT AN
           INTEREST IN OR OBLIGATION OF ANY OTHER PERSON OR ENTITY.
               NEITHER THE BONDS NOR THE MORTGAGE LOANS WILL BE
                  INSURED OR GUARANTEED BY ANY GOVERNMENTAL
                          AGENCY OR INSTRUMENTALITY.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

    The Bonds will be offered by the Underwriters named below (the "Underwriters") from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of the related sale. Proceeds from the sale of the Bonds are anticipated to be approximately $413,962,500, before deducting expenses payable by the Bond Issuer, which are estimated to be $350,000. The Bonds are offered by the Underwriters, when, as and if issued and delivered to and accepted by them, subject to prior sale and to approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify any offer and to reject orders in whole or in part. It is expected that the Bonds will be delivered in book-entry form only through the Same-Day Funds Settlement System of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about March 26, 1997. The Bonds will be offered in Europe and the United States of America.

CREDIT SUISSE FIRST BOSTON
                DONALDSON, LUFKIN & JENRETTE
                   SECURITIES CORPORATION

                                     LEHMAN BROTHERS

                                            PRUDENTIAL SECURITIES INCORPORATED

                               ------------------

           THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MARCH 18, 1997.

(continued from front cover)

     The Mortgage Loans identified for inclusion in the Mortgage Pool as of the date of issuance of the Bonds will be collectively referred to herein as the "Initial Mortgage Loans." The aggregate of the principal balances of the Initial Mortgage Loans, determined as of the Statistical Calculation Date, totaled approximately $340,346,661 (the "Initial Pool Balance"). The Transferor expects the Aggregate Principal Balance of the Initial Mortgage Loans as of the applicable Cut-off Dates to be approximately $335,635,753, after application of all payments of principal received in respect of the Initial Mortgage Loans before the applicable Cut-off Dates. Other Mortgage Loans satisfying the criteria described herein that are acquired during the Funding Period through the application of amounts on deposit in the Prefunding Account will be collectively referred to herein as the "Additional Mortgage Loans." As more fully described herein, the final Mortgage Pool will be comprised entirely of Mortgage Loans bearing interest at rates that are subject to periodic adjustment. The Mortgage Loans will have been originated or acquired by Aames Capital Corporation ("ACC"), a California corporation and a wholly owned subsidiary of Aames Financial Corporation ("AFC"). On or prior to the date the Bonds are issued, ACC will convey its interest in each Mortgage Loan to Aames Capital Acceptance Corp. (the "Transferor"), a Delaware corporation that is also a wholly owned subsidiary of AFC, who in turn will convey such interests to the Bond Issuer. The Bond Issuer will then pledge all of its interest in the Mortgage Loans, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Bonds.

     The Bonds will constitute non-recourse obligations of the Bond Issuer. ACC will have limited obligations arising in respect of certain representations and warranties on the Mortgage Loans in connection with the conveyance thereof to the Transferor. ACC will also act as servicer of the Mortgage Loans (in such capacity, the "Servicer") and, in such capacity, will have limited obligations that arise pursuant to certain representations and warranties and to its contractual servicing obligations under that certain agreement (the "Servicing Agreement") to be entered into among the Servicer, the Bond Issuer and the Indenture Trustee, including any obligation it may have to advance delinquent interest payments on the Mortgage Loans.

     The Bonds will be unconditionally and irrevocably guaranteed as to payment of interest due to Bondholders and as to ultimate collection of the Bond Balance, in each case pursuant to the terms of the Financial Guaranty Insurance Policy issued by Financial Security Assurance Inc. See "Description of the Bonds -- The Financial Guaranty Insurance Policy" herein.

     The stated maturity for the Bonds (determined on the basis of the assumptions described herein under "Prepayment and Yield Considerations") is the Payment Date occurring in June 2029 (the "Final Maturity Date").

     The yield to maturity on the Bonds will be affected by, among other things, the rate of payment of principal (including by reason of prepayments, defaults and liquidations) of the Mortgage Loans and the timing and receipt of such payments as described herein and in the Prospectus. See "Risk Factors -- Yield, Maturity and Prepayment Considerations" and "Maturity, Prepayment and Yield Considerations" in the Prospectus and "Risk Factors -- Risks Associated with Prepayment of the Mortgage Loans" and "-- Yield Considerations Relating to Excess Cash" and "Prepayment and Yield Considerations" herein.

     The Bonds are subject to optional redemption in full by the Bond Issuer after the Bond Balance is less than 20% of the Original Bond Balance. In addition, the Servicer and the Financial Guaranty Insurer will have rights, under the limited circumstances described herein, to acquire all of the Mortgage Loans from the Indenture Trustee and thereby effect a redemption of the Bonds. See "Description of the Bonds -- Redemption of the Bonds" herein.

     No election will be made to treat the Trust Estate as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes.

     There is currently no secondary market for the Bonds. The Underwriters intend to make a secondary market for the Bonds, but has no obligation to do so. There can be no assurance that a secondary market for the Bonds will develop or, if one does develop, that it will provide investors with a satisfactory level of liquidity or that it will continue.

     It is a condition to the issuance of the Bonds that they be rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard and Poor's, a division of The McGraw-Hill Companies, Inc.

     THE BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE A SEPARATE SERIES OF SECURITIES BEING OFFERED PURSUANT TO THE PROSPECTUS OF ACC AND THE TRANSFEROR, DATED MARCH 18, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND THAT ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF BONDS MAY NOT BE CONSUMMATED UNLESS THE PROSPECTIVE INVESTOR HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     Reference is made to the Index of Principal Terms herein for the location in this Prospectus Supplement of the definitions of certain capitalized terms used herein, and reference is also made to the Index of Principal Terms in the Prospectus for the location in the Prospectus of the definitions of certain capitalized terms used but not otherwise defined herein.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE BONDS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     FOR UNITED KINGDOM PURCHASERS: THE BONDS MAY NOT BE OFFERED OR SOLD IN THE UNITED KINGDOM OTHER THAN TO PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SECURITIES, WHETHER AS PRINCIPAL OR AGENT (EXCEPT IN CIRCUMSTANCES THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATION 1995), AND THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS MAY ONLY BE ISSUED OR PASSED ON TO ANY PERSON IN THE UNITED KINGDOM IF THAT PERSON IS OF THE KIND DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) ORDER 1996.

                             REPORTS TO BONDHOLDERS

     Monthly and annual reports concerning the Bonds and the assets included in the Trust Estate will be sent by the Indenture Trustee to all Bondholders. See "Description of the Mortgage Loans -- Reports to Bondholders" herein. So long as any Bond is in book-entry form, such reports will be sent to Cede & Co., as the nominee of The Depository Trust Company ("DTC") and as the Bondholder of record pursuant to the Indenture described herein. DTC will supply such reports to all persons acquiring beneficial ownership interests in the Bonds. See "Description of the Bonds -- Book-Entry Registration and Definitive Bonds" herein and "Description of the Securities -- Form of Securities -- Book-Entry Registration" in the Prospectus.

                             AVAILABLE INFORMATION

     ACC and the Transferor have filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") pursuant to which the Bonds are being offered. The Registration Statement and amendments thereof and the exhibits thereto may be inspected at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     Certain documents filed with the Commission by or on behalf of the Bond Issuer are incorporated by reference herein. See "Incorporation of Certain Documents by Reference" in the Prospectus. In addition, the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries for the year ended December 31, 1995, included as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, included as an exhibit to the Quarterly Report on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, respectively, each of which has been filed with the Commission by Financial Security Assurance Holdings Ltd., are hereby incorporated by reference in this Prospectus Supplement. All financial statements of Financial Security Assurance Inc. and Subsidiaries included in documents filed by Financial Security Assurance Holdings Ltd. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Prospectus Supplement and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference in this Prospectus Supplement and to be part of this Prospectus Supplement from the respective dates of the filing of such documents.

     The Bond Issuer will provide to any person, including any person acquiring a beneficial ownership interest in the Bonds, to whom this Prospectus Supplement is delivered a copy of the above-referenced financial statements incorporated by reference herein without charge upon written or oral request to: Aames Capital Owner Trust 1997-1 c/o Aames Capital Acceptance Corp., 3731 Wilshire Boulevard, 10th Floor, Los Angeles, California 90010, (213) 351-6100.

                               TABLE OF CONTENTS

                CAPTION                    PAGE
----------------------------------------   ----
REPORTS TO BONDHOLDERS..................    S-1
AVAILABLE INFORMATION...................    S-1
INCORPORATION OF CERTAIN DOCUMENTS BY
  REFERENCE.............................    S-1
SUMMARY OF TERMS........................    S-3
RISK FACTORS............................   S-13
    Risk of Limitations on Adjustments
       of the Bond Interest Rate........   S-13
    Risks Associated with Underwriting
       Standards........................   S-13
    Risks Associated with Geographic
       Concentration of Mortgaged
       Properties.......................   S-14
    Risks Associated with Damaged
       Mortgaged Properties.............   S-15
    Risks Associated with Prepayment of
       the Mortgage Loans...............   S-15
    The Additional Mortgage Loans and
       the Prefunding Account...........   S-16
    Yield Considerations Relating to
       Excess Cash......................   S-17
    Other Yield Considerations..........   S-17
    Environmental Statutes Affecting
       Security Interests...............   S-17
    Risks Associated with Certain
       Origination Fees.................   S-18
    Dissolution of Bond Issuer from
       Insolvency of Transferor.........   S-18
    Book-Entry Registration.............   S-18
DESCRIPTION OF THE BONDS................   S-19
    General.............................   S-19
    Book-Entry Registration and
       Definitive Bonds.................   S-20
    Assignment of Mortgage Loans........   S-23
    Payments on the Bonds...............   S-25
    Bond Account........................   S-29
    Prefunding Account..................   S-30
    Capitalized Interest Account........   S-31
    Overcollateralization Feature.......   S-31
    Reports to Bondholders..............   S-33
    The Financial Guaranty Insurance
       Policy...........................   S-33
    The Financial Guaranty Insurer
       Premium..........................   S-34
    Redemption of the Bonds.............   S-34
    Payments to the Bond Issuer.........   S-35
    The Indenture Trustee...............   S-35
    Voting..............................   S-35

                CAPTION                    PAGE
----------------------------------------   ----
    Bond Events of Default..............   S-35
THE BOND ISSUER.........................   S-36
THE MORTGAGE LOANS......................   S-36
    General.............................   S-36
    Conveyance of Additional Mortgage
       Loans............................   S-38
PREPAYMENT AND YIELD CONSIDERATIONS.....   S-38
    Projected Prepayments and Yields for
       the Bonds........................   S-39
ORIGINATION OF THE MORTGAGE LOANS.......   S-42
    The Originators.....................   S-42
    Underwriting of Mortgage Loans......   S-43
SERVICING OF THE MORTGAGE LOANS.........   S-43
    General.............................   S-43
    Customary Servicing Procedures......   S-43
    The Servicing Agreement.............   S-44
    Sub-Servicers.......................   S-49
    Servicing and Other Compensation;
       Payment of Expenses..............   S-49
    Servicer's Mortgage Loan Delinquency
       and Foreclosure Experience.......   S-50
THE FINANCIAL GUARANTY INSURANCE POLICY
  AND THE FINANCIAL GUARANTY INSURER....   S-51
    The Financial Guaranty Insurer......   S-51
    The Financial Guaranty Insurance
       Policy...........................   S-53
    Credit Enhancement Does Not Apply to
       Prepayment Risk..................   S-54
CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES..........................   S-54
ERISA CONSIDERATIONS....................   S-55
USE OF PROCEEDS.........................   S-56
LEGAL INVESTMENT CONSIDERATIONS.........   S-56
UNDERWRITING............................   S-56
REPORT OF EXPERTS.......................   S-57
LEGAL MATTERS...........................   S-57
RATING OF THE BONDS.....................   S-57
INDEX OF PRINCIPAL TERMS................   S-58
ANNEX A: DESCRIPTION OF THE MORTGAGE
  POOL..................................    A-1
ANNEX B: GLOBAL CLEARANCE, SETTLEMENT
  AND TAX DOCUMENTATION PROCEDURES......    B-1

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus.

Securities Offered.........  Adjustable Rate Asset-Backed Bonds, Series 1997-1
                               (the "Bonds"). The Bonds represent non-recourse obligations of the Bond Issuer. Proceeds of the assets in the Trust Estate will be the sole source of payments on the Bonds.

Original Bond Balance......  $415,000,000.

Bond Issuer................  Aames Capital Owner Trust 1997-1, a Delaware
                               business trust established by the Transferor pursuant to a trust agreement, dated as of March 1, 1997 (the "Trust Agreement"), between the Transferor and Wilmington Trust Company as owner trustee. After the Closing Date, substantially all of the beneficial ownership interest in the Bond Issuer will be held by Aames Capital Corporation ("ACC"), a California corporation and a wholly owned subsidiary of Aames Financial Corporation ("AFC"). The Transferor will retain only a negligible interest in the Bond Issuer after the Closing Date, but will have primary responsibility for managing the affairs and operations of the Bond Issuer. The principal office of the Bond Issuer is located in Los Angeles, California. The Bond Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate. See "The Bond Issuer" herein.

The Transferor.............  Aames Capital Acceptance Corp., a Delaware
                               corporation and a wholly owned limited purpose finance subsidiary of AFC. The principal office of the Transferor is located in Los Angeles, California.

                             The Mortgage Loans were originated or acquired by
                               ACC. On or prior to the date the Bonds are issued, ACC will convey its interest in each Mortgage Loan to the Transferor who in turn will convey such interests to the Bond Issuer. See "Aames Capital Acceptance Corp." and "Aames Capital Corporation" in the Prospectus.

The Servicer...............  ACC will act as servicer of the Mortgage Loans (in such capacity, the "Servicer") under the terms of that certain agreement, dated as of March 1, 1997 (the "Servicing Agreement"), among the Servicer, the Bond Issuer and the Indenture Trustee. See "The Servicer" in the Prospectus and "Servicing of the Mortgage Loans" herein.

                             The Servicer will appoint one or more mortgage
                               servicing institutions (each, a "Sub-Servicer"), which may be affiliates of the Servicer, to service and administer certain Mortgage Loans on behalf of the Servicer. See "Servicing of the Mortgage Loans -- Sub-Servicers" herein.

The Indenture Trustee......  Bankers Trust Company of California, N.A., a
                               national banking association, duly organized and existing under and by virtue of the laws of the United States. See "The Indenture" in the Prospectus and "Description of the Bonds -- The Indenture Trustee" herein.

Cut-off Dates..............  With respect to the Mortgage Loans owned by ACC as of March 1, 1997 and designated for inclusion in the Mortgage Pool as of the date hereof (the "Original Mortgage Loans"), the Cut-off Date is March 1, 1997. With respect to the Mortgage Loans acquired by ACC by bulk purchase after March 1, 1997 but prior to the date hereof and designated for inclusion in the Mortgage Pool as of the date hereof (the "Bulk Purchase Mortgage Loans" and, together with the Original Mortgage Loans, the "Initial Mortgage Loans"), the Cut-off Date is March 21, 1997. With respect to the Mortgage Loans satisfying the criteria described herein that are acquired during the Funding Period through the application of amounts on deposit in the Prefunding Account (the "Additional Mortgage Loans"), the Cut-off Date is the date specified as such in the related subsequent transfer agreement for the Additional Mortgage Loans transferred pursuant thereto.

Closing Date...............  On or about March 26, 1997.

Description of the Bonds...  The Bonds represent non-recourse obligations of the
                               Bond Issuer and will be issued pursuant to an indenture to be dated as of March 1, 1997 (the "Indenture"), entered into between the Bond Issuer and the Indenture Trustee. The assets included in the trust estate created by the Indenture (the "Trust Estate") and pledged to secure the Bonds will be the sole source of payments on the Bonds. The Bonds will be issued in a single class.

                             Initially, the assets of the Trust Estate will
                               consist of (i) a pool (the "Mortgage Pool") of the Initial Mortgage Loans, which are adjustable rate home equity mortgage loans secured by first lien mortgages or deeds of trust on one- to four-family residential properties, including units in condominium, planned unit developments and manufactured housing units (the "Mortgaged Properties"), and including any note or other instrument of indebtedness (each, a "Mortgage Note"); (ii) all payments in respect of principal of the Initial Mortgage Loans received on or after the applicable Cut-off Dates; (iii) all payments in respect of interest accrued on the Initial Mortgage Loans from and after the applicable Cut-off Dates, irrespective of when received; (iv) security interests in the Mortgaged Properties; (v) amounts to be deposited in the Prefunding Account that will be available for the acquisition of the Additional Mortgage Loans during the Funding Period; (vi) amounts to be deposited in the Capitalized Interest Account;
                               (vii) the insurance policy (the "Financial
                               Guaranty Insurance Policy") issued by Financial Security Assurance Inc. (the "Financial Guaranty Insurer"); and (viii) certain other property.

Denominations and
  Registration.............  The Bonds will be issued in minimum denominations of $1,000 principal amount and in integral multiples of $1 in excess thereof. No person acquiring a beneficial ownership interest in any Bond (any such person, a "Bond Owner") will be entitled to receive such Bond in fully registered, certificated form (a "Definitive Bond"), except under the limited circumstances described herein under "Description of the Bonds -- Book-Entry Registration and Definitive Bonds." Instead, Bond Owners will hold their Bonds through The Depository Trust Company ("DTC"), in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe, each of which will effect payments and transfers in respect of the Bonds by means of electronic record keeping services, acting through certain participating organizations. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Bonds are in book-entry form, the Bonds will be represented by one or more global certificates registered in the name of Cede & Co., as nominee of DTC, or Citibank N.A. or Morgan Guaranty Trust Company of New York, the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. This may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its Bonds. See "Risk Factors -- Book-Entry Registration" and "Description of the Bonds -- Book-Entry Registration and Definitive Bonds" herein, "ANNEX
                               B: Global Clearance, Settlement and Tax
                               Documentation Procedures" hereto and "Description of the Securities -- Form of Securities -- Book-Entry Registration" in the Prospectus. Unless and until Definitive Bonds are issued, it is anticipated that the only "Bondholder" will be Cede & Co., as nominee of DTC. Bond Owners will not be Bondholders as that term is used in the Indenture and the Servicing Agreement. Bond Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

Payments on the Bonds

  A. General...............  Payments on the Bonds will be made on the 15th day of each month, or if such day is not a business day, on the next succeeding business day (each, a "Payment Date"), commencing in April 1997, to each Bondholder of record on the related Record Date. Unless otherwise specified elsewhere in this Prospectus Supplement, the term "business day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of California or the State of New York are authorized or obligated by law, regulation, executive order or governmental decree to be closed. The "Record Date" for the Bonds with respect to any Payment Date will be the last business day of the immediately preceding calendar month, except that the final payment in redemption of any Definitive Bond will be made only upon presentation and surrender of such Definitive Bond at the office or agency designated by the Indenture Trustee for that purpose. See "Description of the Bonds" herein.

                             On each Payment Date, payments of principal and
                               interest will be made to Bondholders as of the immediately preceding Record Date out of Available Funds for such Payment Date. The "Available Funds" for any Payment Date will generally consist of the aggregate of the following amounts:

                              (i) amounts collected, received or otherwise
                                  recovered by or on behalf of the Servicer on or with respect to the Mortgage Loans during the calendar month immediately preceding the month in which such Payment Date occurs or, in the case of the first Payment Date, during the period from the applicable Cut-off Date for each Mortgage Loan through the end of March 1997 (each, a "Collection Period"), net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the applicable Cut-off Date, the related Servicing Fee and any additional servicing compensation paid to the Servicer in respect to the related Collection Period, Payments Ahead and reimbursements for certain advances (other than those included in liquidation expenses reimbursed from related Liquidation Proceeds); and

                             (ii) the amount of any Monthly Advances and
                                  Compensating Interest Payments made by the Servicer for such Payment Date, any amounts deposited in the Bond Account in respect of the release, removal or substitution of Mortgage Loans during the related Collection Period, amounts deposited in the Bond Account in respect of interest for the first two Collection Periods and any amounts deposited in the Bond Account during such Collection Period from the Prefunding Account and the Capitalized Interest Account or in connection with the redemption of the Bonds, all as more fully described under "Description of the
                                 Bonds -- Payments on the Bonds" herein.

  B. Bond Interest Rate....  The Bond Interest Rate for the initial Interest
                               Period will be a per annum rate equal to LIBOR plus 0.20% and will be determined on March 24, 1997. The Bond Interest Rate for each subsequent Interest Period will be a per annum rate equal to the lesser of (i) for each Interest Period ending prior to the Pool Redemption Date, LIBOR plus 0.20% and, for each Interest Period ending thereafter, LIBOR plus 0.40% and (ii) the Adjustable Rate Cap. The "Adjustable Rate Cap" will be, with respect to any Payment Date and the Bonds, the per annum rate equal to the percentage obtained by (I) dividing (x) an amount equal to the aggregate of the interest portions of each of the monthly payments due on the Mortgage Loans during the related Collection Period, reduced by the sum of (i) the Servicing Fee with respect to the Mortgage Loans for such Collection Period,
                               (ii) the Financial Guaranty Insurer Premium for such Payment Date, and (iii) in the case of each Payment Date occurring after the Payment Date in September 1997, an amount equal to one-twelfth
                               ( 1/12) of 100 basis points multiplied by the Aggregate Principal Balance of the Mortgage Loans as of the end of such Collection Period, by (y) the product of (i) the then outstanding aggregate principal balance of the Bonds (the "Bond Balance") as of the first day of such Interest Period and (ii) the actual number of days elapsed during such Interest Period divided by 360 and
                               (II) multiplying the result by 100. See
                               "Description of the Bonds -- Payments on the Bonds" herein.

                             The "Interest Period" in respect of any Payment
                               Date will be the period from and including the Closing Date, in the case of the initial Payment Date, or the immediately preceding Payment Date, as applicable, to but excluding the related Payment Date. All calculations of interest on the Bonds will be computed on the basis of the actual number of days elapsed in the related Interest Period in a year of 360 days.

  C. Payments of
     Interest............... On each Payment Date, Bonds will be entitled to payments in respect of interest on the Bonds
                               ("Bond Interest"). Bond Interest for any Payment Date will be an amount equal to (a) with respect to the initial Interest Period, interest for the number of days in the period commencing on the Closing Date and ending on the day prior to such Payment Date at the Bond Interest Rate on the Original Bond Balance, and (b) with respect to any subsequent Interest Period, interest for the number of days in such Interest Period at the Bond Interest Rate on the Bond Balance as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on the Bonds on such preceding Payment
                               Date). See "Description of the Bonds -- Payments on the Bonds" herein.

                             If, with respect to any Payment Date, funds are not
                               available from Available Funds to pay the full amount of the interest due on the Bonds, the deficiency will be covered by payments made pursuant to the Financial Guaranty Insurance Policy for such Payment Date. See "Description of the
                               Bonds -- The Financial Guaranty Insurance Policy" herein.

  D. Payments of
     Principal.............. On each Payment Date, Bonds will be entitled to
                               Monthly Principal in reduction of the Bond
                               Balance. "Monthly Principal" with respect to any Payment Date will be equal to the aggregate of amounts collected, received or otherwise recovered in respect of principal on the Mortgage Loans during or in respect of the related Collection Period, subject to reduction for any Coverage Surplus with respect to the related Payment Date as described herein.

  E. Payments of Excess
     Cash................... On each Payment Date with respect to which the
                               Coverage Amount for the Bonds is less than the Required Coverage Amount for such Payment Date, Excess Cash derived from Available Funds, if any, will be paid on the Bonds in reduction of the Bond Balance, up to the amount necessary for the related Coverage Amount to equal the applicable Required Coverage Amount. "Excess Cash" on any Payment Date will be equal to Available Funds on such Payment Date, reduced by the sum of (i) Bond Interest for the related Payment Date, (ii) the Monthly Principal for the related Payment Date,
                               (iii) the Financial Guaranty Insurer Premium attributable to the related Payment Date, (iv) any amounts payable to the Financial Guaranty Insurer for Insured Amounts paid on prior Payment Dates and not yet reimbursed and (v) any amounts payable to the Financial Guaranty Insurer for unpaid Financial Guaranty Insurer Premiums from prior Payment Dates. Any Excess Cash remaining after making required payments on the Bonds on any Payment Date will be released to the Bond Issuer on such Payment Date, free from the lien of the Indenture, and such amounts will not be available to make payments on the Bonds on any subsequent Payment Date.

  F. Overcollateralization
     Feature...............  Credit enhancement with respect to the Bonds initially will be provided in part by
                               overcollateralization resulting from the sum of the Aggregate Principal Balances of the Initial Mortgage Loans as of their respective Cut-off Dates (the "Initial Cut-off Date Pool Balance") and the Prefunding Account Deposit exceeding the Original Bond Balance, which is expected to be supplemented by the application of Excess Cash on each Payment Date so that over time such overcollateralization will increase. Such overcollateralization is intended to result in receipts, collections and recoveries on the Mortgage Loans in excess of the amount necessary to pay Bond Interest and the Monthly Principal required to be paid on the Bonds on any Payment Date and to reduce the Bond Balance to zero prior to the Final Maturity Date. Excess Cash will be paid in reduction of the Bond Balance on each Payment Date up to the amount necessary for the related Coverage Amount to equal the Required Coverage Amount for such Payment Date.

                             The "Coverage Amount" for the Bonds on any Payment
                               Date will be equal to the amount by which the sum of the Aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool as of the end of the related Collection Period (plus, in the case of the April 1997 Payment Date, the aggregate of the Principal Balances of any Additional Mortgage Loans added to the Mortgage Pool after March 31, 1997 but prior to the end of the Funding Period) exceeds the Bond

                               Balance for such Payment Date after taking into account payments of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to a Coverage Surplus) made on such Payment Date. The "Required Coverage Amount" for the Bonds on any Payment Date will be equal to the amount specified as such in the Indenture. The "Coverage Surplus" for the Bonds on any Payment Date will be the amount, if any, by which the Coverage Amount on such Payment Date exceeds the then applicable Required Coverage Amount. The "Coverage Deficit" for the Bonds on any Payment Date will be the amount, if any, by which the Bond Balance on such Payment Date (after taking into account the Monthly Principal and Excess Cash to be paid on such Payment Date in reduction of the Bond Balance) exceeds the sum of the Aggregate Principal Balance of the Mortgage Loans at the end of the related Collection Period (plus, in the case of the April 1997 Payment Date, the aggregate of the Principal Balances of any Additional Mortgage Loans added to the Mortgage Pool after March 31, 1997 but prior to the end of the Funding Period).

                             On the Closing Date, the initial Coverage Amount
                               for the Bonds will be approximately 1.0% of the sum of the Initial Cut-off Date Pool Balance and the Prefunding Account Deposit. The initial Coverage Amount for the Bonds is not indicative of the quality of the Mortgage Loans nor is it intended to reflect the loss, default or delinquency experience anticipated on the Mortgage Loans.

                             The Indenture may provide that the Required
                               Coverage Amount for the Bonds may increase or decrease during the period the Bonds remain outstanding. If on any Payment Date occurring after April 1997, the amount of Excess Cash payable on the Bonds is less than an amount specified in the Indenture, the Required Coverage Amount for the Bonds will be increased (any such Payment Date, a "Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Bonds for the period specified in the Indenture, such Required Coverage Amount will return to its original level. Any increase in the Required Coverage Amount may result in an accelerated amortization of the Bonds until such Required Coverage Amount is reached, and any decrease in the Required Coverage Amount will result in a decelerated amortization of the Bonds until such Required Coverage Amount is reached. See "Description of the
                               Bonds -- Overcollateralization Feature" herein.

  F. Financial Guaranty
     Insurance Policy......  The Financial Guaranty Insurance Policy will be issued on the Closing Date by the Financial
                               Guaranty Insurer in favor of the Indenture
                               Trustee for the benefit of the Bondholders. If, with respect to any Payment Date, sufficient funds are not available from Available Funds to pay Bond Interest on such Payment Date, or if a Coverage Deficit exists with respect to such Payment Date (after taking into account any payments in reduction of the Bond Balance on such Payment Date), the Indenture Trustee will make a draw on the Financial Guaranty Insurance Policy in an amount equal to the amount necessary to pay the full amount of such Bond Interest and the amount of any such Coverage Deficit, as more fully described under "Description of the Bonds -- The Financial Guaranty Insurance Policy" herein. See also "The Financial Guaranty Insurance Policy and the Financial Guaranty Insurer" herein.

  G. Maturity of the
    Bonds..................  The final maturity date of the Bonds is the Payment
                               Date occurring in June 15, 2029 (the "Final
                               Maturity Date").

Forward Commitment;
  Prefunding Account.......  On the Closing Date, the Bond Issuer will make a deposit (the "Prefunding Account Deposit") in the amount of approximately $82,720,605 to a segregated account (the "Prefunding Account") in the name of the Indenture Trustee to be allocated for the acquisition of Additional Mortgage Loans. The Prefunding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from the Mortgage Pool prior to the Closing Date as described herein, provided that any such increase shall not exceed $10,000,000. See "The Mortgage Loans -- General" herein. During the period (the "Funding Period") from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Prefunding Account is reduced to zero and (ii) April 14, 1997, the amount on deposit in the Prefunding Account will be allocated for the acquisition of Additional Mortgage Loans in accordance with the applicable provisions of the Indenture. The Additional Mortgage Loans will be acquired or originated by ACC and conveyed to the Transferor from time to time during the Funding Period. The Transferor will in turn convey the Additional Mortgage Loans to the Bond Issuer, which will pledge such Additional Mortgage Loans under the Indenture. Additional Mortgage Loans acquired and added to the Mortgage Pool on any Subsequent Transfer Date must be approved by the Financial Guaranty Insurer. Any date on which such Additional Mortgage Loans are acquired is a "Subsequent Transfer Date." On the Payment Date in April 1997, any amount remaining on deposit in the Prefunding Account and not applied to acquire Additional Mortgage Loans during the Funding Period will be paid in reduction of the Bond Balance. Although it is intended that the principal amount of Additional Mortgage Loans acquired will require application of substantially all of the Prefunding Account Deposit and it is not currently anticipated that there will be any material amount of principal payments from amounts remaining on deposit in the Prefunding Account in reduction of the Bond Balance, no assurance can be given that such a payment will not occur on the Payment Date in April 1997. In any event, it is unlikely that the Bond Issuer will be able to acquire Additional Mortgage Loans with aggregate principal balances that exactly equal the Prefunding Account Deposit. Any portion of the Prefunding Account Deposit that is not applied to acquire Additional Mortgage Loans during the Funding Period will be paid on the April 1997 Payment Date in reduction of the Bond Balance. See "Description of the Bonds -- Prefunding Account" herein.

                             All Additional Mortgage Loans acquired from
                               application of amounts on deposit in the Prefunding Account shall be part of the Trust Estate from and after the date of acquisition thereof.

Capitalized Interest
  Account..................  On the Closing Date, the Bond Issuer will deposit cash in the name of the Indenture Trustee in a segregated account (the "Capitalized Interest Account"). The Capitalized Interest Account will be maintained with the Indenture Trustee in its corporate trust department. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on the Bonds that may arise as a result of the utilization of the Prefunding Account for the acquisition of Additional Mortgage Loans during the Funding Period and will be so applied by the Indenture Trustee on the April 1997 Payment Date. See "Description of the
                               Bonds -- Capitalized Interest Account" herein.

Monthly Advances...........  The Servicer is required to make an advance (each, a "Monthly Advance") on each Payment Date (i) in respect of delinquent payments of interest on the Mortgage Loans for the related Collection Period, subject to certain limitations described herein and (ii) to cover interest at the Mortgage Interest Rate on each Mortgage Loan that is not delinquent as of the close of business on the last day of the related Collection Period for the period from and including the due date of the related monthly payment to the end of such Collection Period preceding such Payment Date. See "Servicing of the Mortgage Loans -- The Servicing Agreement -- Monthly Advances" herein.

Compensating Interest......  With respect to any Mortgage Loan (i) as to which a prepayment in whole or in part was received, (ii) that became a Liquidated Mortgage Loan or (iii) that was otherwise charged off during a Collection Period, the Servicer will be required to remit to the Indenture Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee for the related Collection Period, an amount generally calculated to ensure that a full month's interest on each such Mortgage Loan (less the applicable Servicing Fee attributable to such Mortgage Loan) is available for payment to the Bondholders on the applicable Payment Date (each such amount, a "Compensating Interest Payment"). See "Servicing of the Mortgage
                               Loans -- The Servicing Agreement -- Compensating Interest Payments" herein.

Financial Guaranty Insurer
  Premium..................  The Financial Guaranty Insurer will be entitled to receive a monthly premium (the "Financial
                               Guaranty Insurer Premium") payable out of Available Funds on each Payment Date from amounts on deposit in the Bond Account after reimbursement to the Financial Guaranty Insurer of certain Insured Amounts. The Financial Guaranty Insurer Premium as of any Payment Date will equal one-twelfth ( 1/12) of the product of the applicable Insurer Premium Rate and the Bond Balance for such Payment Date (before giving effect to any reductions thereof on such Payment
                               Date). The "Insurer Premium Rate" will be 0.18%; provided, however, that with respect to each Payment Date commencing with the Payment Date immediately following the Pool Redemption Date, if the Coverage Amount is less than the then applicable Required Coverage Amount as of the immediately preceding Payment Date, the Insurer Premium Rate applicable to such Payment Date will be 0.68%. See "Description of the Bonds -- The Financial Guaranty Insurer Premium" herein.

Servicing Fee..............  The primary compensation payable to the Servicer on each Payment Date in respect of the related
                               Collection Period (the "Servicing Fee") will equal one-twelfth ( 1/12) of the product of (a) the applicable Servicing Fee Rate and (b) the Aggregate Principal Balance of the Mortgage Loans at the beginning of such Collection Period. The "Servicing Fee Rate" will be 0.50% for each Collection Period. The Servicer will also be entitled to retain late fees, prepayment charges and certain other amounts and charges as additional servicing compensation. See "Servicing of the Mortgage Loans -- Servicing and Other Compensation; Payment of Expenses" herein.

The Mortgage Loans.........  The statistical information presented in this
                               Prospectus Supplement regarding the Mortgage Pool is based on the Initial Mortgage Loans as of February 28, 1997 (the "Statistical Calculation Date"). As of the Statistical Calculation Date, the Initial Mortgage Loans had an Aggregate Principal Balance totaling approximately $340,346,661 (the "Initial Pool Balance"). The Transferor expects the Aggregate Principal Balance of the Initial Mortgage Loans as of the applicable Cut-off Dates to be approximately $335,635,753, after application of all payments of principal received in respect of any such Initial Mortgage Loan before the applicable Cut-off Dates. The statistical information presented in this Prospectus Supplement does not take into account any amortization of the Initial Mortgage Loans prior to the Closing Date, or any Additional Mortgage Loans that may be added to the Mortgage Pool during the Funding Period through application of amounts on deposit in the Prefunding Account. Certain mortgage loans may prepay in full or be removed, prior to the Closing Date, from the Mortgage Pool as described herein. In such event, an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than $10,000,000, would be added to the Prefunding Account Deposit on the Closing Date. As a result, the statistical information presented herein regarding the Initial Mortgage Loans as of the Statistical Calculation Date may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool on the Closing Date.

                             As of the Closing Date, the Mortgage Pool is
                               expected to consist of a total of 3,342 Initial Mortgage Loans, bearing interest at rates that are subject to periodic adjustment. See "The Mortgage Loans -- General" herein and "ANNEX A:
                               Description of the Mortgage Pool" hereto for detailed information about the Initial Mortgage Loans. As used herein, the term "Aggregate Principal Balance" means the aggregate of the Principal Balances of the Mortgage Loans in the Mortgage Pool at the related date of determination.

                             The Mortgage Loans are closed-end, adjustable rate,
                               home equity mortgage loans originated by ACC or acquired by ACC from certain affiliates of ACC (the "Affiliated Originators") and institutions not affiliated with ACC (the "Unaffiliated Originators" and, together with the Affiliated Originators, the "Originators"). See "Origination of the Mortgage Loans" herein.

                             Approximately 13.21% of the Initial Mortgage Loans
                               (by Initial Pool Balance) are secured by
                               Mortgaged Properties located in California. See "Risk Factors -- Risks Associated with Geographic Concentration of the Mortgaged Properties" herein.

Optional Redemption........  The Bonds may be redeemed in full at the option of the Bond Issuer after the Bond Balance is less than 20% of the Original Bond Balance. In addition, the Servicer and the Financial Guaranty Insurer will have rights, under the limited circumstances described herein, to acquire all of the Mortgage Loans from the Indenture Trustee and thereby effect a redemption of the Bonds. See "Description of the Bonds -- Redemption of Bonds" herein.

Certain Federal Income Tax
  Consequences.............  Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax
                               Consequences" herein and in the Prospectus.

                             No election will be made to treat the Trust Estate
                               or any portion thereof as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes.

                             For federal income tax purposes, the Bonds will be
                               treated as debt obligations of the Bond Issuer. A Bond Owner will not be required to report income with respect to the Bonds under an accrual method unless the Bond Owner otherwise uses the accrual method.

                             The Bonds will not represent interests in
                               "qualifying real property loans" within the meaning of Section 593(d) of the Internal Revenue Code of 1986, as amended (the "Code"), "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and "[l]oans . . . principally secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code.

ERISA Considerations.......  Subject to the considerations discussed under
                               "ERISA Considerations" herein and in the Prospectus, the Bonds may be acquired and held by a pension or other employee benefit plan subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment
  Considerations...........  The Bonds will NOT constitute "mortgage related securities" for purposes of the Secondary
                               Mortgage Market Enhancement Act of 1984
                               ("SMMEA"). See "Legal Investment
                               Considerations -- SMMEA" in the Prospectus and "Legal Investment Considerations" herein.

Rating.....................  It is a condition to the issuance of the Bonds that they be rated "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard and Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P" and, together with Moody's, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. See "Rating of the Bonds" herein.

Risk Factors...............  For a discussion of certain factors that should be considered by prospective investors in the Bonds, including certain yield and prepayment risks, see "Risk Factors" herein and in the Prospectus.

                                  RISK FACTORS

     Prospective investors in the Bonds should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Bonds. Any statistical information presented below is based upon the characteristics of the Initial Mortgage Loans as of the Statistical Calculation Date. Such information does not take into account any amortization of the Initial Mortgage Loans prior to the Closing Date and may vary as a result of the possibility that certain mortgage loans may prepay in full or be removed from the Mortgage Pool prior to the Closing Date.

RISK OF LIMITATIONS ON ADJUSTMENTS OF THE BOND INTEREST RATE

     The Mortgage Pool will contain Mortgage Loans that, after a period of approximately six months, one year, eighteen months, two years, three years, five years or seven years following the date of origination, adjust either semi-annually based upon the London interbank offered rate for six-month United States dollar deposits (the "six-month London Interbank Offered Rate") or annually based on the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board (the "one-year CMT index"), in each case subject to periodic caps on such adjustment, whereas the Bond Interest Rate adjusts monthly based upon the London interbank offered rate for one-month United States dollar deposits, subject to the Adjustable Rate Cap. Consequently, the interest due on such Mortgage Loans (reduced by the sum of (i) the Servicing Fee, (ii) the Financial Guaranty Insurer Premium, and (iii) after the Payment Date in September 1997, an amount equal to one-twelfth ( 1/12) of 100 basis points multiplied by the Aggregate Principal Balance of the Mortgage Loans as of the end of the immediately preceding Collection Period) during any Collection Period may not equal the amount of interest that would accrue at LIBOR plus the applicable margin on the Bonds during the related Interest Period. In particular, because the interest rates of the Mortgage Loans adjust less frequently than the Bond Interest Rate, the amount of Bond Interest paid on the Bonds on any Payment Date may be limited (as a result of being determined on the basis of the Adjustable Rate Cap) to an amount that is less than the amount of interest that would be due on the Bond Balance for such Payment Date at a rate equal to LIBOR plus 0.20% or LIBOR plus 0.40%, as applicable, for extended periods in a rising interest rate environment.

     Approximately 49.26% (by Initial Pool Balance) of the Initial Mortgage Loans have initial Mortgage Interest Rates that will remain fixed for one year or more from the Statistical Calculation Date before initial adjustment, approximately 13.78% (by Initial Pool Balance) of the Initial Mortgage Loans have initial Mortgage Interest Rates that will remain fixed for two years or more from the Statistical Calculation Date before initial adjustment and approximately 0.07% (by Initial Pool Balance) of the Initial Mortgage Loans have initial Mortgage Interest Rates that will remain fixed for three years or more from the Statistical Calculation Date before initial adjustment. The inclusion of such Mortgage Loans in the Mortgage Pool may increase the likelihood that the Bond Interest Rate will be determined based on the Adjustable Rate Cap rather than on the basis of LIBOR plus 0.20% or LIBOR plus 0.40%, as applicable, if LIBOR increases appreciably prior to the time that such Mortgage Loans have reached their respective dates of first adjustment.

     If the Bond Interest Rate is determined on the basis of the Adjustable Rate Cap, the value of the Bonds may be temporarily or permanently reduced.

RISKS ASSOCIATED WITH UNDERWRITING STANDARDS

     All of the Original Mortgage Loans will have been underwritten and originated or, in the case of Original Mortgage Loans acquired by ACC from Unaffiliated Originators, re-underwritten, in either case pursuant to the Aames Guidelines (as described in the Prospectus under the caption "The
Originators -- Underwriting Guidelines"), which generally rely on the value and adequacy of the related Mortgaged Property as collateral and on the creditworthiness and repayment ability of the Mortgagor.

     The Bulk Purchase Mortgage Loans were acquired by ACC in a whole loan sale transaction. In connection with such acquisition, ACC has analyzed pursuant to the Aames Guidelines all of the Bulk Purchase Mortgage Loans based on the information contained in a computer tape provided by the seller. ACC has performed data integrity on all of the Mortgage Notes evidencing the Bulk Purchase Mortgage Loans and has re-underwritten approximately one-half of the Bulk Purchase Mortgage Loans to confirm compliance with Aames Guidelines. It is possible that some of the Bulk Purchase Mortgage Loans that were not included in the sample may have been underwritten pursuant to underwriting guidelines or policies that vary from the Aames Guidelines in certain material respects, and no assurances can be given that such Bulk Purchase Mortgage Loans will perform in a manner consistent with mortgage loans underwritten in accordance with the Aames Guidelines or that such Bulk Purchase Mortgage Loans will not be subject to higher rates of delinquencies, foreclosures and losses than the Original Mortgage Loans. At the time each Bulk Purchase Mortgage Loan is conveyed to the Transferor, ACC will have made the same representations regarding such Bulk Purchase Mortgage Loans as are made with respect to the Original Mortgage Loans. However, with respect to those Bulk Purchase Mortgage Loans that were not included in the sample, certain characteristics or documentation may not conform in all material respects to such representations. To the extent that a breach of a representation relating to any Bulk Purchase Mortgage Loan materially and adversely affects the interests of the Bondholders in such Bulk Purchase Mortgage Loan, ACC will be required to remove such Bulk Purchase Mortgage Loan from the Trust Estate or deliver a substitute Mortgage Loan therefor. If ACC removes such Mortgage Loan from the Trust Estate, such removal will accelerate the timing of payments of principal and may thereby affect the yields and weighted average lives of the Bonds.

     No assurance can be given that the values of the Mortgaged Properties will not decline from those on the dates the related Mortgage Loans were originated and any such decline could render the information set forth herein with respect to the Loan-to-Value Ratios of such Mortgage Loans an unreliable measure of security for the related debt. If the residential real estate market should experience an overall decline in property values such that the outstanding Principal Balances of the Mortgage Loans become equal to or greater than the values of such Mortgaged Properties, the actual rate of delinquencies, foreclosures and losses on the related Mortgage Loans could be higher than those now generally experienced in the mortgage lending industry. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the foreclosure and liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by Bondholders could occur. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein, or, if necessary, by amounts paid under the Financial Guaranty Insurance Policy to the extent of Bond Interest due to the Bondholders on the related Payment Date and the amount of any Coverage Deficit with respect to such Payment Date. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Foreclosure/Repossession," and "-- Rights of Redemption" in the Prospectus and "Servicing of the Mortgage Loans -- The Servicing Agreement -- Realization upon Defaulted Mortgage Loans" herein.

     In general, a prospective borrower applying for a Mortgage Loan is required to fill out a detailed application designed to provide the related Originator pertinent information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history. The Originator obtains a credit report from one or more credit reporting agencies. In many cases, the borrower's credit history will include major derogatory credit items such as credit write-offs, outstanding judgments and prior bankruptcies. The Originator generally verifies the borrower's employment, but in many cases does not verify the borrower's income. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely to a greater extent on the value of the related Mortgaged Properties than on the creditworthiness of the related Mortgagor, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related Mortgaged Properties decline. See "The Originators -- Underwriting Guidelines" in the Prospectus.

RISKS ASSOCIATED WITH GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

     Approximately 13.21% of the Initial Mortgage Loans (by Initial Pool Balance) are secured by Mortgaged Properties located in California. The California residential real estate market has experienced a sustained decline over the last several years. In general, declines in the California residential real estate market may adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Aggregate Principal Balance of such Mortgage Loans will equal or exceed the value of such Mortgaged Properties. In addition, adverse economic conditions in California (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on such Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those currently experienced in the mortgage lending industry in general.

RISKS ASSOCIATED WITH DAMAGED MORTGAGED PROPERTIES

     Generally, the standard form of hazard insurance policy required to be maintained under the terms of each Mortgage Loan does not cover physical damage resulting from floods and other water-related causes or from earth movement (including earthquakes, landslides and mudflows). Certain Initial Mortgage Loans are secured, and certain Additional Mortgage Loans may be secured, by Mortgaged Properties located in areas that have been affected by other natural disasters not covered by standard hazard insurance policies. See "The Pooling and Servicing Agreement -- Maintenance of Hazard Insurance" in the Prospectus. During the latter part of 1996 and the early part of 1997, major flooding occurred in parts of Ohio, Kentucky and Indiana that may have damaged some of the Mortgaged Properties securing Mortgage Loans included in the Trust Estate. Approximately 5.89% of the Initial Mortgage Loans (by Initial Pool Balance) are secured by Mortgaged Properties located in the states of Ohio, Kentucky and Indiana, but there can be no assurance as to the number of Mortgaged Properties securing Initial Mortgage Loans, if any, that may have been damaged by such flooding or the extent of any such damage.

     If a Mortgaged Property has been materially damaged since the applicable Cut-off Date due to flooding or other water-related causes or due to an earthquake or other earth movement and such damage results in losses on the related Mortgage Loan, such losses will be covered by funds made available through operation of the overcollateralization feature described herein, or, if necessary, by amounts paid under the Financial Guaranty Insurance Policy to the extent of Bond Interest due to the Bondholders on the related Payment Date and the amount of any Coverage Deficit with respect to such Payment Date. See "Description of the Bonds -- Overcollateralization
Feature -- Overcollateralization and the Financial Guaranty Insurance Policy" and "-- The Financial Guaranty Insurance Policy" herein.

     However, at the time each Mortgage Loan is conveyed to the Transferor, ACC will have represented that, as of the applicable Cut-off Date, each Mortgaged Property is free of substantial damage and is in good repair. In the event that any uncured breach of such representation materially and adversely affects the interest of Bondholders in the related Mortgage Loan, ACC will be required to remove the Mortgage Loan from the Trust Estate or deliver a substitute Mortgage Loan therefor. To the extent ACC removes such Mortgage Loan from the Trust Estate, such removal will accelerate the timing of payments of principal and may thereby affect the yields and weighted average lives of the Bonds.

RISKS ASSOCIATED WITH PREPAYMENT OF THE MORTGAGE LOANS

     All of the Mortgage Loans may be prepaid in full or in part at any time, generally upon the payment to the Servicer of a prepayment charge. The rate of prepayments of the Mortgage Loans cannot be predicted and may be affected by a wide variety of general economic, social, competitive and other factors, including state and federal income tax policies (including possible future changes affecting the deductibility for federal income tax purposes of interest payments on mortgage loans), interest rates, the availability of alternative financing and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience. A number of factors suggest that the prepayment behavior of the Mortgage Pool may be significantly different from that of a pool of conventional first lien residential mortgage loans with equivalent interest rates and maturities. One such factor is that the Principal Balance of the average Mortgage Loan is smaller than that of the average conventional first lien mortgage loan. A smaller Principal Balance may be easier for a borrower to refinance or otherwise prepay than a larger balance and, therefore, a higher prepayment rate may result for the Mortgage Pool than for a pool of conventional first lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. Accordingly, the Mortgage Loans may experience higher rates of prepayment than conventional first lien mortgage loans.

Conversely, a borrower with a Mortgage Loan having a small Principal Balance may view refinancing such Mortgage Loan at a lower interest rate as less attractive because the impact to the borrower of lower interest rates on the size of the related monthly payment may be perceived as insignificant. Moreover, borrowers under the Mortgage Loans may have limited access to alternative financing, which may limit refinancing options, or may be required to incur relatively higher origination costs than borrowers under conventional first lien mortgage loans, which may discourage refinancing activity. As a result, the Mortgage Loans may prepay at slower rates than those of conventional first lien loans. See "Risk Factors -- Yield, Maturity and Prepayment Considerations" and "Maturity, Prepayment and Yield Considerations" in the Prospectus.

     Prepayments may result from voluntary early payments by borrowers, sales of Mortgaged Properties subject to "due-on-sale" clauses as to which the Servicer exercises its rights thereunder and liquidations due to default, as well as the receipt of proceeds from hazard, credit life and disability insurance policies. In addition, removals or releases of Mortgage Loans from the Trust Estate required or permitted to be made by ACC, the Servicer, the Bond Issuer and, under certain limited circumstances, the Financial Guaranty Insurer under the Indenture will have the same effect on the Bondholders as a prepayment of the related Mortgage Loans. In addition, certain of the Mortgage Loans that have initial interest rate adjustment dates one or more years after the Statistical Calculation Date have an initial rate adjustment cap that will allow a significant increase in the Mortgage Interest Rate on the first interest rate adjustment date. As a result, in connection with the initial rate adjustment, borrowers under Mortgage Loans with higher initial rate adjustment caps may be more likely either to prepay voluntarily or to default due to higher payments following such initial adjustment. Because the Aames Guidelines utilized in connection with underwriting the Mortgage Loans refer only to the initial rate adjustment of the related Mortgage Loan to assess the creditworthiness of the borrower thereunder, subsequent rate adjustments may prompt such borrowers to prepay voluntarily or default. Prepayments and such removals and releases will accelerate the receipt of payments of Monthly Principal. See "Description of the Bonds -- Assignment of Mortgage Loans" and "-- Redemption of the Bonds" herein and "Certain Legal Aspects of the Mortgage Loans and Related
Matters -- Enforceability of Due-on-Sale Clauses" in the Prospectus. The Servicer may solicit refinancings from existing borrowers under loans originated by Affiliated Originators, which may have the effect of increasing the rate of prepayment, due to refinancings, on the Mortgage Loans. See "Origination of the Mortgage Loans" and "Servicing of the Mortgage Loans" herein.

     Prepayments, liquidations, removals and releases of the Mortgage Loans will result in payments to Bondholders of principal amounts that would otherwise be paid over the remaining terms of the Mortgage Loans. The extent to which the yield to maturity of a Bond may vary from the anticipated yield will depend upon the degree to which it is purchased at a premium or discount and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations, removals and releases of Mortgage Loans. In the case of any Bonds purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Bond purchased at a premium, the risk that a faster than anticipated rate of prepayments, liquidations, removals and releases could result in an actual yield to such investor that is lower than the anticipated yield. Further, there can be no assurance that Bondholders will be able to reinvest payments made in respect of prepayments, liquidations, removals and releases of the Mortgage Loans in securities or other instruments that have a yield comparable to that of the Bonds.

THE ADDITIONAL MORTGAGE LOANS AND THE PREFUNDING ACCOUNT

     Any conveyance of Additional Mortgage Loans is subject to the following conditions, among others: (i) each Additional Mortgage Loan must satisfy the representations and warranties specified in the agreement pursuant to which the Additional Mortgage Loans are conveyed by ACC to the Transferor; (ii) ACC will not select such Additional Mortgage Loans in a manner that it believes is adverse to the interests of the Transferor or its assignees; and (iii) the Additional Mortgage Loans will have been approved by the Financial Guaranty Insurer. Following the transfer of Additional Mortgage Loans to the Mortgage Pool, the aggregate characteristics of the Mortgage Loans then held in the Mortgage Pool may vary from those of the Initial Mortgage Loans included in the Mortgage Pool. A Current Report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Pool as of the end of the Funding Period in a form comparable to the description of the Initial Mortgage Loans contained in "ANNEX A: Description of the Mortgage Pool" will be filed with the Commission within 15 days after expiration of the Funding Period. See "The Mortgage Loans -- Conveyance of Additional Mortgage Loans" herein.

     If, by the end of the Funding Period, amounts on deposit in the Prefunding Account have not been fully applied to the acquisition of Additional Mortgage Loans, the amount that is remaining in the Prefunding Account at the end of the Funding Period will be paid in reduction of the Bond Balance. Although it is intended that the principal amount of Additional Mortgage Loans will require application of substantially all of the Prefunding Account Deposit and it is not currently anticipated that there will be any material amount of principal payments from amounts remaining on deposit in the Prefunding Account in reduction of the Bond Balance, no assurance can be given that such a payment will not occur on the Payment Date in April 1997. In any event, it is unlikely that the Bond Issuer will be able to acquire Additional Mortgage Loans with aggregate principal balances that exactly equal the Prefunding Account Deposit. Any portion of the Prefunding Account Deposit that is not applied to acquire Additional Mortgage Loans during the Funding Period will be paid on the April 1997 Payment Date in reduction of the Bond Balance.

YIELD CONSIDERATIONS RELATING TO EXCESS CASH

     Excess Cash will be paid in reduction of the Bond Balance on each Payment Date to the extent the then applicable Required Coverage Amount exceeds the Coverage Amount on such Payment Date. If purchased at a premium or a discount, the yield to maturity on a Bond will be affected by the rate at which Excess Cash is paid to Bondholders in reduction of the Bond Balance. If the actual rate of such Excess Cash payments is slower than the rate anticipated by an investor who purchases a Bond at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of such Excess Cash payments is faster than the rate anticipated by an investor who purchases a Bond at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any Payment Date will be affected by the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Interest Rates resulting from prepayments and liquidations of Mortgage Loans as well as from adjustments of Mortgage Interest Rates. The amount of Excess Cash payments applied in reduction of the Bond Balance on each Payment Date will be based on the then applicable Required Coverage Amount, which may increase or decrease during the period the Bonds remain outstanding. If on any Payment Date occurring after April 1997, the amount of Excess Cash payable on the Bonds is less than an amount specified in the Indenture, the Required Coverage Amount will be increased (any such Payment Date, a "Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements for the period specified in the Indenture, such Required Coverage Amount will return to its original level. Any increase in a Required Coverage Amount (including an increase required on a Trigger Event Date) may result in an accelerated rate of amortization of the Bonds until the Coverage Amount equals such Required Coverage Amount and any decrease in a Required Coverage Amount will result in a decelerated rate of amortization of the Bonds until the Coverage Amount equals such Required Coverage Amount.

OTHER YIELD CONSIDERATIONS

     The Bonds are subject to optional redemption in full by the Bond Issuer after the Bond Balance is less than 20% of the Original Bond Balance. In addition, the Servicer and the Financial Guaranty Insurer will have rights, under the limited circumstances described herein, to acquire all the Mortgage Loans from the Indenture Trustee and thereby effect a redemption of the Bonds. See "Description of the Bonds -- Redemption of the Bonds" herein. Any such redemption of the Bonds may affect the yield and weighted average lives of the Bonds.

ENVIRONMENTAL STATUTES AFFECTING SECURITY INTERESTS

     A substantial portion of the Initial Mortgage Loans are secured by Mortgaged Properties located in states that may impose a statutory lien for associated costs on property that is the subject of a clean-up action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien generally will have priority over all subsequent liens on the property, although in some states, including California, it will not have priority over prior recorded liens, including the lien of a mortgage. In addition, under environmental legislation and case law applicable in various states, including California, a secured party that takes a deed in lieu of foreclosure, acquires a mortgaged property at a foreclosure sale or, prior to foreclosure, has been involved in decisions or actions that may lead to contamination of a property, may be liable for the costs of cleaning up a contaminated site. See "Certain Legal Aspects of the Mortgage Loans and Related Matters -- Environmental Considerations" in the Prospectus. Any such liens or costs imposed in connection with a clean-up action by the state may impede the ability of the Servicer to foreclose on or sell the related Mortgaged Property or to obtain Net Liquidation Proceeds sufficient to repay all amounts due on the related Mortgage Loan. Any resulting losses will be covered by funds made available through operation of the overcollateralization feature described herein or, if necessary, by amounts paid under the Financial Guaranty Insurance Policy to the extent of Bond Interest due on the related Payment Date and the amount of any Coverage Deficit with respect to such Payment Date.

RISKS ASSOCIATED WITH CERTAIN ORIGINATION FEES

     Fees earned on the origination of loans, placement of related insurance and other services provided by ACC and Affiliated Originators are often paid by the borrower out of related loan proceeds. From time to time, in the ordinary course of their businesses, originators of home equity loans have been named in legal actions brought by mortgagors challenging the amount or method of imposing or disclosing such fees. To date, no such action has been decided against ACC or any Affiliated Originator. If such an action against any Originator with respect to any Mortgage Loan were successful, a court might require that the Principal Balances of the related Mortgage Loans be reduced by the amount of contested fees or charges. Any such reductions could result in substantial Realized Losses during one or more Collection Periods, potentially leading to Coverage Deficits. In the event of such a Coverage Deficit, payments by the Financial Guaranty Insurer would result in accelerated payments in reduction of the Bond Balance.

DISSOLUTION OF BOND ISSUER FROM INSOLVENCY OF TRANSFEROR

     On the Closing Date, the Transferor will hold a 1% equity interest in the Bond Issuer. The Trust Agreement will provide that if any of certain events (each, an "Insolvency Event") of voluntary corporate dissolution or insolvency, readjustment of debt, marshaling of assets and liabilities, commencement of bankruptcy proceedings under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") or similar proceedings with respect to the Transferor indicating its insolvency or inability to pay its obligations occurs, subject to certain conditions (including a default of the Financial Guaranty Insurer in the payment of any Insured Amount), the Bond Issuer will dissolve. ACC and the Transferor have taken certain steps in structuring the transactions contemplated hereby that are intended to help ensure that an Insolvency Event with respect to the Transferor will not occur. These steps include the formation of the Transferor as a separate limited-purpose entity pursuant to formation documents that contain certain limitations (including restrictions on the nature of the Transferor's business and restrictions on the Transferor's ability to commence a voluntary case or proceeding under the Insolvency Laws). However, there can be no assurance that the activities of the Transferor would not result in an Insolvency Event.

     If the Bond Issuer is dissolved, the Indenture Trustee will promptly sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner on commercially reasonable terms, except under certain limited circumstances. The proceeds from any such sale, disposition or liquidation of the Mortgage Loans will be treated as collections on the Mortgage Loans, deposited in the Bond Account and paid to the holders of the Bonds in accordance with the terms described herein.

BOOK-ENTRY REGISTRATION

     Issuance of the Bonds in book-entry form may reduce the liquidity of the Bonds in the secondary trading market because investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

     Because transactions in the Bonds can be effected only through DTC, Cedel, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Bond Owner to pledge a Bond to persons or entities that do not participate in the DTC, Cedel or Euroclear system, or otherwise to take actions in respect of such Bond, may be limited due to lack of a physical certificate representing such Bond.

     Bond Owners may experience some delay in their receipt of payments of interest of and principal on the Bonds because such payments will be forwarded by the Indenture Trustee to DTC and DTC will credit such payments to the accounts of its Participants, which will thereafter credit them to the accounts of Bond Owners either directly or indirectly through indirect participants. See "Description of the Bonds -- Book-Entry Registration and Definitive Bonds" herein, "ANNEX B: Global Clearance, Settlement and Tax Documentation Procedures" hereto and "Description of the Securities -- Form of Securities -- Book-Entry Registration" in the Prospectus.

                            DESCRIPTION OF THE BONDS

     The Bonds will be issued pursuant to the Indenture. The summaries of certain provisions of the Indenture set forth below and under the caption "The Indenture" in the Prospectus, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Indenture, prospective investors in the Bonds are advised to review the Indenture, a copy of which the Bond Issuer will provide (without exhibits) without charge upon written request addressed to: Aames Capital Owner Trust 1997-1 c/o Aames Capital Acceptance Corp., 3731 Wilshire Boulevard, 10th Floor, Los Angeles, California 90010.

GENERAL

     The Bonds will be secured by the Trust Estate created by the Indenture. The Bonds represent non-recourse obligations of the Bond Issuer, and proceeds of the assets in the Trust Estate will be the sole source of payments on the Bonds. The Bonds will not represent an interest in or obligation of the Transferor, the Servicer, AFC, the Indenture Trustee, the Underwriters, any of their respective affiliates or any other entity, and will not represent an interest in or recourse obligation of the Bond Issuer.

     Initially, the assets of the Trust Estate will consist of (i) the Mortgage Pool, which is comprised of the Initial Mortgage Loans secured by first lien mortgages or deeds of trust on the Mortgaged Properties; (ii) all payments in respect of principal of the Initial Mortgage Loans received on or after the applicable Cut-off Dates; (iii) all payments in respect of interest accrued on the Initial Mortgage Loans from and after the applicable Cut-off Dates, irrespective of when received; (iv) security interests in the Mortgaged Properties; (v) amounts to be deposited in the Prefunding Account that will be available for the acquisition of the Additional Mortgage Loans during the Funding Period; (vi) amounts to be deposited in the Capitalized Interest Account; (vii) the Financial Guaranty Insurance Policy issued by the Financial Guaranty Insurer; and (viii) certain other property.

     All payments on the Bonds will be made by or on behalf of the Indenture Trustee to each Bondholder of record on the related Record Date for the related Payment Date. Payments on Bonds issued in book-entry form will be made by or on behalf of the Indenture Trustee to DTC. Payments on Definitive Bonds generally will be made either (i) by check mailed to the address of each Bondholder as it appears in the register maintained by the Indenture Trustee or (ii) by wire transfer of immediately available funds to the account of a Bondholder, if such Bondholder (a) is the registered holder of Definitive Bonds having an initial principal amount of at least $1,000,000 and (b) has provided the Indenture Trustee with wiring instructions in writing five days prior to the related Record Date or has provided the Indenture Trustee with such instructions for any previous Payment Date. A fee may be charged by the Indenture Trustee to a Bondholder of Definitive Bonds for any payment made by wire transfer. Notwithstanding the above, the final payment in redemption of any Definitive Bond will be made only upon presentation and surrender of such Definitive Bond at the office or agency designated by the Indenture Trustee for that purpose.

     The Bonds will be issued in denominations of not less than $1,000 principal amount and in integral dollar multiples of $1 in excess thereof.

BOOK-ENTRY REGISTRATION AND DEFINITIVE BONDS

     The Bonds initially will be book-entry Bonds (the "Book-Entry Bonds"). Bond Owners will hold such Bonds through DTC, in the United States, or Cedel or Euroclear, in Europe, if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Book-Entry Bonds initially will be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. ("Citibank") will act as depositary for Cedel and Morgan Guaranty Trust Company of New York ("Morgan") will act as depositary for Euroclear (Citibank and Morgan, in such capacities, individually the "Relevant Depositary" and, collectively, the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Bond will be entitled to receive a Definitive Bond. Unless and until Definitive Bonds are issued, it is anticipated that the only "Bondholder" will be Cede & Co., as nominee of DTC. Bond Owners will not be Bondholders as that term is used in the Indenture. Bond Owners are permitted to exercise their rights only indirectly through DTC and its Participants (including Cedel and Euroclear).

     The beneficial ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Bond Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Bond will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a Participant and on the records of Cedel or Euroclear, as appropriate).

     Bond Owners will receive all payments of principal of, and interest on, the Bonds from the Indenture Trustee through DTC and its Participants (including Cedel and Euroclear). While the Bonds are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit payments of principal of, and interest on, such Bonds. Participants and indirect participants with whom Bond Owners have accounts with respect to Book-Entry Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess certificates, the Rules provide a mechanism by which Bond Owners will receive payments and will be able to transfer their interests.

     Bond Owners will not receive or be entitled to receive certificates representing their respective interests in the Bonds, except under the limited circumstances described below. Unless and until Definitive Bonds are issued, Bond Owners who are not Participants may transfer ownership of Bonds only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Bonds, by book-entry transfer, through DTC for the account of the purchasers of such Bonds, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Bond Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Bonds, see "Certain Federal Income Tax Consequences -- Taxation of Bonds,"
"-- Miscellaneous Tax Aspects" and "-- Tax Treatment of Foreign Investors" in the Prospectus and "-- Information Reporting and Backup

Withholding" in "ANNEX B: Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants ("Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Bonds, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Bonds will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants, through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through Euroclear in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such it is regulated and examined by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution to specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Bonds will be made on each Payment Date by the Indenture Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the Bond Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Bond Owners that it represents.

     Under a book-entry format, Bond Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Indenture Trustee to Cede. Payments with respect to Bonds held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences -- Taxation of Bonds," "-- Miscellaneous Tax Aspects" and "-- Tax Treatment of Foreign Investors" in the Prospectus and "-- Information Reporting and Backup Withholding" in "ANNEX
B: Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" hereto. Because DTC has indicated that it will act only on behalf of Financial Intermediaries, the ability of Bond Owners to pledge Book-Entry Bonds to persons or entities that do not participate in the depository system or otherwise take actions in respect of such Book-Entry Bonds may be limited due to the lack of physical certificates representing such Book-Entry Bonds. In addition, issuance of the Book-Entry Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary market because certain potential investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates.

     Monthly and annual reports on the Mortgage Loans and the Trust Estate will be provided to Cede & Co., as nominee of DTC, and may be made available by such entity to Bond Owners upon request, in accordance with the Rules, and to the Financial Intermediaries to whose DTC accounts the related Book-Entry Bonds are credited.

     DTC has advised the Indenture Trustee that, unless and until Definitive Bonds are issued, DTC will take any action permitted to be taken by a Bondholder under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Bonds are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Bonds. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Bondholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Bonds that conflict with actions taken with respect to other Bonds.

     Definitive Bonds will be issued in registered form to Bond Owners, or their nominees, rather than to DTC, only if (i) DTC or the Bond Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depositary with respect to the Bonds and the Bond Issuer or the Indenture Trustee is unable to locate a qualified successor, (ii) the Bond Issuer, at its option, advises the Indenture Trustee that it elects to terminate the book-entry system through DTC, or (iii) after a Bond Event of Default under the Indenture, the Bond Owners representing not less than 51% of the Bond Balance of the Book-Entry Bonds advise the Indenture Trustee and DTC that the book-entry system is no longer in the best interests of such Bond Owners. Upon issuance of Definitive Bonds to Bond Owners, such Bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments. See "Description of the Securities -- Form of Securities -- General" in the Prospectus.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Bond Owners of the occurrence of such event and the availability through DTC of Definitive Bonds. Upon surrender by DTC of the global certificates representing the Book-Entry Bonds and instructions for re-registration, the Indenture Trustee will issue Definitive Bonds and thereafter the Indenture Trustee will recognize the holders of such Definitive Bonds as Bondholders under the Indenture.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Bonds among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

ASSIGNMENT OF MORTGAGE LOANS

     The Mortgage Loans were originated by ACC or acquired by ACC, as more fully described herein under the caption "The Originators." On or prior to the date the Bonds are issued, ACC will convey each Mortgage Loan to the Transferor who in turn will convey each such Mortgage Loan to the Bond Issuer.

     At the time of issuance of the Bonds, the Bond Issuer will pledge all of its right, title and interest in and to the Initial Mortgage Loans, including all principal received on or after the applicable Cut-off Dates and all interest accrued from and including the applicable Cut-off Dates, together with its right, title and interest in and to the proceeds of any related insurance policies received on and after the applicable Cut-off Dates, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Bonds.

     The Indenture Trustee, concurrently with such assignment, will authenticate and deliver the Bonds at the direction of the Bond Issuer in exchange for, among other things, the Initial Mortgage Loans, the Prefunding Account Deposit and the amount deposited in the Capitalized Interest Account. Each Initial Mortgage Loan will be identified in a schedule appearing as an exhibit to the Indenture (the "Mortgage Loan Schedule") that will provide information about each Mortgage Loan, including, among other things, its identifying number and the name of the related Mortgagor, the street address of the related Mortgaged Property, its date of origination, the original number of months to stated maturity, the original stated maturity, its original Principal Balance, the applicable Cut-off Date, its Principal Balance as of the applicable Cut-off Date, its interest rate as of the applicable Cut-off Date, the manner in which the interest rate is to be determined and its monthly payment as of the applicable Cut-off Date.

     Following the Closing Date, and from time to time on or before April 14, 1997, Additional Mortgage Loans consisting of closed-end, adjustable rate, home equity mortgage loans may be added to the Mortgage Pool. In connection with each acquisition of Additional Mortgage Loans, the Indenture Trustee will remit from the Prefunding Account Deposit an amount of not more than 100% of the principal balance thereof; the Indenture Trustee may remit an amount less than 100% for the purpose of increasing the Coverage Amount, but in no event less than the fair market value of the Additional Mortgage Loans. Each such Additional Mortgage Loan will be pledged to the Indenture Trustee as of the applicable Cut-off Date as provided above with respect to the Initial Mortgage Loans and will be identified in a schedule that conforms to the Mortgage Loan Schedule.

     The Indenture will require the Bond Issuer to deliver to the Indenture Trustee the Mortgage Loans, the related Mortgage Notes endorsed without recourse to the Indenture Trustee, the related mortgages or deeds of trust with evidence of recording thereon, the title policies with respect to the related Mortgaged Properties, all intervening mortgage assignments, if applicable, and certain other documents relating to the Mortgage Loans

(the "Mortgage Files"). The Bond Issuer additionally will be required to cause to be prepared and recorded, within the time period specified in the Indenture (or, if original recording information is unavailable, within such later period as is permitted by the Indenture) assignments of the mortgages from the Bond Issuer to the Indenture Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Bond Issuer; provided, however, that if the Bond Issuer furnishes to the Indenture Trustee an opinion of counsel, or other documentation acceptable to the Indenture Trustee, to the effect that no such recording is necessary to perfect the Indenture Trustee's interests in the Mortgage Loans with respect to one or more jurisdictions, then such recording will not be required with respect to such jurisdictions.

     Because certain of the assignments by the Bond Issuer to the Indenture Trustee of Mortgage Loans will not be recorded, it may be possible for the Bond Issuer to transfer such Mortgage Loans to bona fide purchasers for value without notice, notwithstanding the rights of the Indenture Trustee. However, in most instances, the Bond Issuer would not be able to deliver the original documents evidencing the Mortgage Notes or the mortgages because, under the terms of the Indenture, such documents will be retained in the possession of the Indenture Trustee, except when released to the Servicer in connection with its servicing activities. Moreover, a subsequent transferee who failed to obtain delivery of the original evidence of indebtedness generally would not, in the absence of special facts, be able to defeat the interests of the Indenture Trustee in a Mortgage Loan so long as such evidence of indebtedness remained in the possession of the Indenture Trustee.

     The Indenture Trustee will review the Mortgage Files delivered to it within 45 days following such delivery, and if any document required to be included in any Mortgage File is found to be missing or to be defective in any material respect and such defect is not cured within 60 days following notification thereof to the Bond Issuer, the Transferor and ACC by the Indenture Trustee, the Indenture Trustee will require either that the related Mortgage Loan be removed from the Mortgage Pool or that a Qualified Replacement Mortgage be substituted for the related Mortgage Loan in the manner described below.

     In connection with the transfer of the Mortgage Loans to the Transferor, ACC will make certain representations and warranties as to the accuracy in all material respects of the information set forth on the Mortgage Loan Schedule. In addition, ACC will make certain other representations and warranties regarding the Mortgage Loans, including, for instance, that each Mortgage Loan, at its origination, complied in all material respects with applicable state and federal laws, that each mortgage is a valid first priority lien, that, as of the applicable Cut-off Date, no Mortgage Loan had three or more monthly payments past due, that each Mortgaged Property consists of a one- to four-family residential property or unit in a condominium or planned unit development, that ACC had good title to each Mortgage Loan prior to such transfer and that the Originator was authorized to originate each Mortgage Loan. The rights of the Transferor to enforce remedies for breaches of such representations and warranties against ACC will be assigned to the Indenture Trustee pursuant to the Indenture.

     If with respect to any Mortgage Loan (1) a defect in any document constituting a part of the related Mortgage File remains uncured and materially and adversely affects the value of any such Mortgage Loan or (2) a breach of any representation or warranty made by ACC relating to such Mortgage Loan occurs and such breach materially and adversely affects the value of any such Mortgage Loan, the Indenture Trustee will enforce the remedies for such defects or breaches against ACC by requiring ACC to remove the related Mortgage Loan (any such Mortgage Loan, a "Defective Mortgage Loan") from the Trust Estate by remitting to the Indenture Trustee an amount equal to its Principal Balance together with interest accruing at the Mortgage Interest Rate (net of the applicable Servicing Fee Rate) on such Defective Mortgage Loan from the date interest was last paid by the related Mortgagor to the end of the Collection Period immediately preceding the related Deposit Date, less any payments received during the related Collection Period in respect of such Defective Mortgage Loan (the "Release Price"). ACC will also have the option, but not the obligation, to substitute for such Defective Mortgage Loan a Mortgage Loan conforming to the requirements of the Indenture (a "Qualified Replacement Mortgage"). Upon delivery of a Qualified Replacement Mortgage and deposit of certain amounts in the Bond Account as set forth in the Indenture, or deposit of the Release Price in the Bond Account and receipt by the Indenture Trustee of written notification of any such substitution or removal, as the case may be, the Indenture Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest legal and beneficial ownership of such Defective Mortgage Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto) in ACC and release such Defective Mortgage Loan from the Trust Estate.

     The obligation of ACC to cure, remove or substitute any Mortgage Loan as described above will constitute the sole remedy available to Bondholders or the Indenture Trustee for a Defective Mortgage Loan.

PAYMENTS ON THE BONDS

     Payments on the Bonds will be made by the Indenture Trustee (in such capacity, the "Paying Agent") on each Payment Date, commencing with the Payment Date in April 1997 to Bondholders as of the Record Date in an amount equal to the product of such Bondholders' Percentage Interest and the amount paid in respect of the Bonds. The "Percentage Interest" represented by any Bond will be equal to the percentage obtained by dividing the aggregate principal balance of such Bond by the Bond Balance.

     On each Payment Date, the Paying Agent will be required to pay the following amounts, in the following order of priority, out of Available Funds:

          (a) to the Financial Guaranty Insurer, an amount equal to the Financial Guaranty Insurer Premium for such Payment Date and the aggregate amount necessary to reimburse the Financial Guaranty Insurer for any unreimbursed payments of Insured Amounts (together with interest thereon) in respect of the Bonds on prior Payment Dates and the amount of any unpaid Financial Guaranty Insurer Premium for prior Payment Dates (together with interest thereon); provided, however, that the Financial Guaranty Insurer shall be paid such amounts only after Bondholders have received Bond Interest and any Coverage Deficit with respect to such Payment Date;

          (b) to the Bondholders, Bond Interest;

          (c) to the Bondholders, the amount of Monthly Principal for the Bonds, in reduction of the Bond Balance until such Bond Balance is reduced to zero; and

          (d) to the Bondholders, the amount, if any, of Excess Cash in reduction of the Bond Balance, up to an amount equal to the lesser of (1) the amount necessary for the Coverage Amount to equal the Required Coverage Amount on such Payment Date and (2) the amount necessary to reduce the Bond Balance to zero.

Any Available Funds remaining after application in the manner specified above will be released to the Bond Issuer.

     In the event that, with respect to a particular Payment Date, Available Funds on such date are not sufficient to pay any portion of Bond Interest, the Indenture Trustee will make a claim on the Financial Guaranty Insurance Policy in an amount equal to such deficiency and apply the Insured Amount received in respect of such claim to the payment of the deficiency in such Bond Interest. In addition, the Indenture Trustee will make a claim on the Financial Guaranty Insurance Policy in an amount equal to any Coverage Deficit on a Payment Date (after taking into account payments in respect of Monthly Principal and Excess Cash on such Payment Date) and apply the portion of the Insured Amount related to such Coverage Deficit to reduce the Bond Balance on such Payment Date by the amount of such Coverage Deficit. Any Insured Amount paid in respect of the Bonds to make up any Coverage Deficit shall be paid to the Bondholders, in reduction of the Bond Balance, until such Bond Balance is reduced to zero.

     In no event will the aggregate payments of principal to Bondholders exceed the Original Bond Balance.

     "Bond Interest" for any Payment Date will be an amount equal to (a) with respect to the initial Interest Period, interest for the number of days in the period commencing on the Closing Date and ending on the day prior to such Payment Date at the Bond Interest Rate on the Original Bond Balance, and (b) with respect to any subsequent Interest Period, interest for the number of days in such Interest Period at the Bond Interest Rate on the Bond Balance as of the preceding Payment Date (after giving effect to the payment, if any, in reduction of principal made on the Bonds on such preceding Payment Date).

     All calculations of interest on the Bonds will be computed on the basis of the actual number of days elapsed in the related Interest Period and in a year of 360 days.

     The "Bond Interest Rate" (i) for the initial Interest Period will be a per annum rate equal to LIBOR plus 0.20% and will be determined on March 24, 1997, and (ii) for each subsequent Interest Period will be a per annum rate equal to the lesser of (x) for each Interest Period ending prior to the Pool Redemption Date, LIBOR plus 0.20%, and, for each Interest Period thereafter, LIBOR plus 0.40% and (y) the Adjustable Rate Cap. The "Adjustable Rate Cap" will be, with respect to any Payment Date, the per annum rate equal to the percentage obtained by (I) dividing (x) an amount equal to the aggregate of the interest portions of each of the monthly payments due on the Mortgage Loans during the related Collection Period, reduced by the sum of (i) the Servicing Fee with respect to the Mortgage Loans for such Collection Period, (ii) the Financial Guaranty Insurer Premium for such Payment Date, and (iii) in the case of each Payment Date occurring after the Payment Date in September 1997, an amount equal to one-twelfth ( 1/12) of 100 basis points multiplied by the Aggregate Principal Balance of the Mortgage Loans as of the end of such Collection Period, by (y) the product of (i) the Bond Balance as of the first day of such Interest Period and (ii) the actual number of days elapsed during such Interest Period divided by 360 and (II) multiplying the result by 100.

     "LIBOR" shall mean the London interbank offered rate for one-month United States dollar deposits. LIBOR for each Interest Period shall be determined on the second business day preceding the first day of any Interest Period (each, a "LIBOR Determination Date"), on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used in this paragraph, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBO Page on the LIBOR Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by or under common control with the Bond Issuer or any Originator.

     On each LIBOR Determination Date, LIBOR will be established by the Indenture Trustee as follows:

          (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations.

          (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR shall be the greater of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Indenture Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such LIBOR Determination Date to leading European banks.

     The establishment of LIBOR on each LIBOR Determination Date by the Indenture Trustee and the Indenture Trustee's calculation of the Bond Interest Rate for the related Interest Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Indenture Trustee at (800) 735-7777.

     The "Bond Balance" will equal, as of any Payment Date, the Original Bond Balance less all Monthly Principal and Excess Cash paid to the Bondholders on previous Payment Dates in reduction of the Bond

Balance (exclusive, for the sole purpose of effecting the Financial Guaranty Insurer's subrogation rights, of payments made by the Financial Guaranty Insurer in respect of any Coverage Deficit under the Financial Guaranty Insurance Policy, except to the extent reimbursed to the Financial Guaranty Insurer pursuant to the Indenture).

     "Monthly Principal" for any Payment Date will be an amount equal to (A) the aggregate of (i) any Principal Payments received in respect of the Mortgage Loans during or in respect of the related Collection Period, (ii) Net Liquidation Proceeds and Insurance Proceeds allocable to principal recovered or collected in respect of the Mortgage Loans during the related Collection Period,
(iii) the aggregate of the amounts allocable to principal deposited in the Bond Account on the related Deposit Date by the Bond Issuer, the Transferor, the Servicer or the Financial Guaranty Insurer in connection with a release, removal or substitution of any Mortgage Loans pursuant to the Indenture, and (iv) with respect to the first Payment Date, the amount, if any, of the Prefunding Account Deposit that is not applied for the acquisition of Additional Mortgage Loans during the Funding Period, reduced by (B) the amount of any Coverage Surplus with respect to such Payment Date.

     The "Principal Balance" of a Mortgage Loan with respect to any Determination Date is the actual outstanding principal balance thereof as of the close of business on the Determination Date in the preceding month (or, in the case of the first Payment Date, as of the applicable Cut-off Date), less (i) any Principal Payments received in respect of such Mortgage Loan during the related Collection Period, (ii) Net Liquidation Proceeds and Insurance Proceeds allocable to principal recovered or collected in respect of such Mortgage Loan during the related Collection Period, (iii) the portion of the Release Price allocable to principal remitted by the Bond Issuer, the Transferor, the Servicer or the Financial Guaranty Insurer to the Indenture Trustee on the next succeeding Deposit Date in connection with a release, removal or substitution of such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on such Deposit Date, (iv) the amount to be remitted by the Bond Issuer to the Indenture Trustee on the next succeeding Deposit Date in connection with a substitution of a Qualified Replacement Mortgage for such Mortgage Loan pursuant to the Indenture, to the extent such amount is actually remitted on such Deposit Date and (v) the amount to be remitted by the Financial Guaranty Insurer to the Indenture Trustee on the next succeeding Deposit Date in connection with obtaining a release to the Financial Guaranty Insurer of such Mortgage Loan pursuant to the Indenture; provided, however, that Mortgage Loans that have become Liquidated Mortgage Loans since the preceding Determination Date (or, in the case of the first Determination Date, since the applicable Cut-off Dates) will be deemed to have a Principal Balance of zero on the current Determination Date.

     "Determination Date" means, as to any Payment Date, the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs.

     "Principal Payment" means, as to any Mortgage Loan and Collection Period, all amounts received or, in the case of the principal portion of any Payment Ahead, deemed to have been received by the Servicer from or on behalf of the related Mortgagor during such Collection Period which, at the time of receipt or, in the case of any Payment Ahead, at the time such Payment Ahead is deemed to have been received, were applied or were required to be applied by the Servicer in reduction of the Principal Balance of such Mortgage Loan.

     "Payment Ahead" means any payment of one or more scheduled monthly payments remitted by a Mortgagor with respect to a Mortgage Note in excess of the scheduled monthly payment due during such Collection Period with respect to such Mortgage Note, which sums the related Mortgagor has instructed the Servicer to apply to scheduled monthly payments due in one or more subsequent Collection Periods.

     "Principal Prepayment" means any Mortgagor payment or other recovery in respect of principal on a Mortgage Loan (including Net Liquidation Proceeds) which, in the case of a Mortgagor payment, is received in advance of its scheduled due date and is not accompanied by an amount as to interest representing scheduled interest for any month subsequent to the month of such payment, or that was accompanied by instructions from the related Mortgagor directing the Servicer to apply such payment to the Principal Balance of such Mortgage Loan currently.

     "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan as to which the Servicer has determined during the related Collection Period, in accordance with its customary servicing procedures, that all Liquidation Proceeds which it expects to recover from or on account of such Mortgage Loan have been recovered.

     "Available Funds" with respect to any Payment Date will consist of the sum of the amounts described in clauses (a) through (j) below, less (i) the Servicing Fee in respect of the related Collection Period, (ii) Monthly Advances and Servicing Advances previously made that are reimbursable to the Servicer (other than those included in liquidation expenses for any Liquidated Mortgage Loan and reimbursed from the related Liquidation Proceeds) in such Collection Period to the extent permitted by the Indenture and (iii) the aggregate amounts
(A) deposited into the Collection Account or Bond Account that may not be withdrawn therefrom pursuant to a final and nonappealable order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to
Section 362 of the United States Bankruptcy Code and that would otherwise have been included in Available Funds on such Payment Date and (B) received by the Indenture Trustee that are recoverable and sought to be recovered from the Bond Issuer as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final nonappealable order of a court of competent jurisdiction:

          (a) the total amount of interest payments on or in respect of the Mortgage Loans received by or on behalf of the Servicer during the related Collection Period, net of amounts representing interest accrued on such Mortgage Loans in respect of any period prior to the applicable Cut-off Dates, plus any Compensating Interest Payments made by the Servicer in respect of the related Mortgage Loans and any net income from related REO Properties for such Collection Period;

          (b) all Principal Payments received or deemed to be received during the related Collection Period in respect of the Mortgage Loans;

          (c) the aggregate of any proceeds from or in respect of any policy of insurance covering a Mortgage Loan that are received during the related Collection Period and applied by the Servicer to reduce the Principal Balance of the related Mortgage Loan ("Insurance Proceeds") (which proceeds will not include any amounts applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with applicable law, the Servicer's customary servicing procedures or the terms of the related Mortgage Loan);

          (d) the aggregate of any other proceeds received by the Servicer during the related Collection Period in connection with the liquidation of any Mortgaged Property securing a Mortgage Loan, whether through trustee's sale, foreclosure, condemnation, taking by eminent domain or otherwise (including any insurance proceeds to the extent not duplicative of amounts in clause (c) above) ("Liquidation Proceeds"), less expenses incurred by the Servicer in connection with the liquidation of such Mortgage Loan ("Net Liquidation Proceeds");

          (e) the aggregate of the amounts received in respect of any Mortgage Loans that are required or permitted to be released, removed or substituted by ACC or the Servicer, as the case may be, during the related Collection Period as described in "-- Assignment of Mortgage Loans" and "Servicing of the Mortgage Loans" herein, to the extent such amounts are received by the Indenture Trustee on or before the related Deposit Date;

          (f) the amount of any Monthly Advances made for such Payment Date;

          (g) the aggregate of amounts deposited in the Bond Account by the Bond Issuer, the Servicer or the Financial Guaranty Insurer, as the case may be, during such Collection Period in connection with redemption of the Bonds as described under "-- Redemption of the Bonds" herein;

          (h) in the case of the April 1997 Payment Date, amounts, if any, remaining in the Prefunding Account and the Capitalized Interest Account immediately prior to such Payment Date (in each case net of reinvestment income payable to the Bond Issuer);

          (i) in the case of the April 1997 Payment Date, amounts deposited by the Bond Issuer representing 30 days of interest, computed at the related Mortgage Interest Rate, on each Initial Mortgage Loan that does not have a monthly payment due in the Collection Period relating to such Payment Date; and

          (j) in the case of the May 1997 Payment Date, amounts deposited by the Bond Issuer representing 30 days of interest, computed at the related Mortgage Interest Rate, on each Mortgage Loan that does not have a monthly payment due in the Collection Period relating to such Payment Date.

BOND ACCOUNT

     Pursuant to the Indenture, the Indenture Trustee shall establish and maintain an account (the "Bond Account") from which all payments with respect to the Bonds will be made. As described below, not later than the Deposit Date, the Servicer will be required pursuant to the Servicing Agreement to wire transfer to the Indenture Trustee for deposit in the Bond Account the sum (without duplication) of all amounts on deposit in the Collection Account that constitute any portion of Available Funds for the related Payment Date. See "Description of Securities -- Distributions and Payments on Securities -- Available Funds" in the Prospectus.

     All amounts held in the Bond Account will be required to be in Permitted Investments that mature not later than the date which is one business day prior to the Deposit Date for the related Payment Date next succeeding the date of investment. See "-- Investment of Bond Account" and "-- Permitted Investments" below. Investment income on monies on deposit in the Bond Account will not be available for payment to Bondholders or otherwise subject to any claims or rights of the Bondholders and will be released from the Trust Estate and paid to Bond Issuer. The Bond Issuer will be liable for any losses resulting from such investments.

     Investment of Bond Account. All or a portion of the Bond Account may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount. The Indenture Trustee or any affiliate thereof may be the obligor on any investment in the Bond Account which otherwise qualifies as a Permitted Investment. No investment in the Bond Account may mature later than the business day preceding the Payment Date.

     The Indenture Trustee will not in any way be held liable by reason of any insufficiency in any Bond Account resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon).

     All income or other gain from investments in the Bond Account will be held in the Bond Account for the benefit of the Bond Issuer and will be subject to withdrawal from time to time as permitted by the Indenture. Any loss resulting from such investments will be for the account of the Bond Issuer. The Bond Issuer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Bond Account and then available for such application.

     Permitted Investments. The Indenture will define "Permitted Investments" generally as follows:

          (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

          (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption or which are not rated in one of the two highest categories by each Rating Agency.

          (c) Federal Home Loan Mortgage Corporation senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption or which are not rated in one of the two highest categories by each Rating Agency.

          (d) Federal National Mortgage Association senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption or which are not rated in one of the two highest categories by each Rating Agency.

          (e) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank or trust company, the short-term debt obligations of which have been assigned a minimum rating specified in the Indenture by the applicable Rating Agency.

          (f) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $100,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation, provided that the long-term deposits of such bank or savings and loan association are assigned a minimum rating, if any, specified in the Indenture by the applicable Rating Agency.

          (g) Commercial paper (having original maturities of not more than 180 days) assigned a minimum rating specified in the Indenture by the applicable Rating Agency.

          (h) Investments in money market funds assigned a minimum rating specified in the Indenture by the applicable Rating Agency.

          (i) Other investments acceptable to the applicable Rating Agency and the Financial Guaranty Insurer.

No instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations, and no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

PREFUNDING ACCOUNT

     On the Closing Date, the Bond Issuer will deposit cash in the aggregate amount of approximately $82,720,605 (the "Prefunding Account Deposit") in the Prefunding Account, which account will be part of the Trust Estate and will be maintained with the Indenture Trustee in its corporate trust. The Prefunding Account Deposit may be increased by an amount equal to the aggregate of the principal balances of any mortgage loans removed from the Mortgage Pool prior to the Closing Date, provided that any such increase shall not exceed $10,000,000. During the Funding Period, the amount on deposit in the Prefunding Account will be allocated for the acquisition of Additional Mortgage Loans from the Bond Issuer in accordance with the applicable provisions of the Indenture. The Additional Mortgage Loans will be acquired or originated by ACC and conveyed to the Transferor from time to time during the Funding Period. The Transferor will in turn convey the Additional Mortgage Loans to the Bond Issuer, which will pledge such Additional Mortgage Loans under the Indenture. Additional Mortgage Loans acquired and added to the Trust Estate on any Subsequent Transfer Date must be approved by the Financial Guaranty Insurer. On the Payment Date in April 1997, any amount remaining on deposit in the Prefunding Account and not applied to acquire Additional Mortgage Loans during the Funding Period will be paid in reduction of the Bond Balance. Although it is intended that the principal amount of Additional Mortgage Loans transferred to the Mortgage Pool will require application of substantially all of the Prefunding Account Deposit and it is not currently anticipated that there will be any material amount of principal payments from amounts remaining on deposit in the Prefunding Account in reduction of the Bond Balance, no assurance can be given that such a payment will not occur on the Payment Date in April 1997. In any event, it is unlikely that the Bond Issuer will be able to acquire Additional Mortgage Loans with aggregate principal balances that exactly equal the Prefunding Account Deposit. Any portion of the Prefunding Account Deposit that is not applied to acquire Additional Mortgage Loans during the Funding Period will be paid on the April 1997 Payment Date in reduction of the Bond Balance, thereby reducing the weighted average lives of such Bonds.

     Amounts remaining on deposit in the Prefunding Account after the acquisition of the Additional Mortgage Loans will be invested in Permitted Investments as defined in the Indenture. Permitted Investments are required to mature as may be necessary for the acquisition of Additional Mortgage Loans on any Subsequent Transfer Date no later than the business day prior to the related Subsequent Transfer Date and, in any case, no later than the business day prior to the April 1997 Payment Date. All interest and any other investment earnings on amounts on deposit in the Prefunding Account will be released to the Bond Issuer on the April 1997 Payment Date. The Bond Issuer will be liable for any losses resulting from such investments.

     All Additional Mortgage Loans acquired from application of amounts on deposit in the Prefunding Account shall be part of the Trust Estate from and after the date of acquisition thereof.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, the Bond Issuer will deposit cash into the Capitalized Interest Account, which account will be part of the Trust Estate and will be maintained with the Indenture Trustee in its corporate trust department. The amount on deposit in the Capitalized Interest Account will be specifically allocated to cover shortfalls in interest on the Bonds that may arise as a result of the utilization of the Prefunding Account for the acquisition of Additional Mortgage Loans during the Funding Period and will be so applied by the Indenture Trustee on the April 1997 Payment Date. In the unlikely event that the full amount allocated to cover interest shortfalls in respect of the Bonds is not required for such purpose, the amount remaining (net of reinvestment income payable to the Bond Issuer) will be deposited in the Bond Account and will be part of Available Funds.

     Amounts on deposit in the Capitalized Interest Account will be invested in Permitted Investments as defined in the Indenture. All such Permitted Investments are required to mature no later than the business day prior to the April 1997 Payment Date as specified in the Indenture. All interest and any other investment earnings on amounts on deposit in the Capitalized Interest Account will be released to the Bond Issuer on the April 1997 Payment Date. The Bond Issuer will be liable for any losses resulting from such investments.

OVERCOLLATERALIZATION FEATURE

     Credit enhancement with respect to the Bonds initially will be provided in part by overcollateralization resulting from the sum of the Initial Cut-off Date Pool Balance and the Prefunding Account Deposit exceeding the Original Bond Balance, which is expected to be supplemented by the application of Excess Cash on each Payment Date so that over time such overcollateralization will increase. Such overcollateralization is intended to result in receipts, collections and recoveries on the Mortgage Loans in excess of the amount necessary to pay Bond Interest required to be paid on the Bonds on any Payment Date and to reduce the Bond Balance to zero no later than the Final Maturity Date of the Bonds. Excess Cash will be paid in reduction of the Bond Balance on each Payment Date up to the amount necessary for the related Coverage Amount to equal the Required Coverage Amount for such Payment Date.

     The "Excess Cash" on any Payment Date will be equal to Available Funds for such Payment Date, reduced by (i) the amount of Bond Interest for such Payment Date, (ii) the Monthly Principal for such Payment Date, (iii) the Financial Guaranty Insurer Premium with respect to such Payment Date, (iv) any amounts payable to the Financial Guaranty Insurer for unreimbursed Insured Amounts paid on prior Payment Dates and (v) any amounts payable to the Financial Guaranty Insurer for unpaid Financial Guaranty Insurer Premiums from prior Payment Dates.

     The "Coverage Amount" with respect to any Payment Date is the amount, if any, by which (x) the Aggregate Principal Balance of the Mortgage Loans as of the end of the related Collection Period (plus, in the case of the April 1997 Payment Date, the aggregate of the Principal Balances of any Additional Mortgage Loans added to the Mortgage Pool after March 31, 1997 but prior to the end of the Funding Period) exceeds (y) the Bond Balance as of such Payment Date after taking into account payments of Monthly Principal (disregarding any permitted reduction in Monthly Principal due to a Coverage Surplus) made on such Payment Date. The required level of the Coverage Amount with respect to any Payment Date (the "Required Coverage Amount") will be equal to the amount specified as such in the Indenture. The Indenture will provide that the applicable Required Coverage Amount may increase or decrease during the period the Bonds remain outstanding. If on any Payment Date occurring after April 1997, the amount of Excess Cash payable on the Bonds is less than an amount specified in the Indenture, the Required Coverage Amount will be increased (any such Payment Date, a "Trigger Event Date"); provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Bonds as specified in the Indenture, such Required Coverage Amount will return to its original level. Any increase in the applicable Required Coverage Amount (including an increase required on a Trigger Event Date) may result in an accelerated amortization of the Bonds until such Required Coverage Amount is reached. Conversely, any decrease in the Required Coverage Amount will result in a decelerated amortization of the Bonds until such Required Coverage Amount is reached.

     The application of Excess Cash to reduce the Bond Balance on any Payment Date will have the effect of accelerating the amortization of the Bonds relative to the amortization of the Mortgage Loans in the Trust Estate.

     In the event that the Required Coverage Amount is permitted to decrease or "step down " on any Payment Date in the future, the Indenture will provide that all or a portion of the Excess Cash that would otherwise be paid to the Bonds on any such Payment Date in reduction of the Bond Balance will be released to the Bond Issuer. This may have the effect of decelerating the amortization of the Bonds relative to the amortization of the related Mortgage Loans, and of reducing the related Coverage Amount.

     With respect to any Payment Date, a "Coverage Surplus" means, the amount, if any, by which (x) the Coverage Amount for such Payment Date exceeds (y) the then applicable Required Coverage Amount for such Payment Date. As a technical matter, a Coverage Surplus may result even prior to the occurrence of any decrease or "step down" in the Required Coverage Amount because the Bonds will be entitled to receive 100% of collected principal on the Mortgage Loans, even though the Bond Balance will, as a result of the initial overcollateralization and the accelerated amortization caused by the application of the Excess Cash, be less than the Aggregate Principal Balance of the Mortgage Loans, in the absence of any Realized Losses on the Mortgage Loans.

     The Indenture will provide that, on any Payment Date, all amounts collected on the Mortgage Loans in respect of principal during the applicable Collection Period will be paid to Bondholders in reduction of the Bond Balance on such Payment Date, except as provided above with respect to any Payment Date for which there exists a Coverage Surplus. If any Mortgage Loan became a Liquidated Mortgage Loan during such prior Collection Period, the Net Liquidation Proceeds related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such deficiency is a "Realized Loss." In addition, the Indenture will provide that the Principal Balance of any Mortgage Loan that becomes a Liquidated Mortgage Loan shall equal zero. The Indenture will not require that the amount of any Realized Loss be paid to Bondholders on the Payment Date following the event of loss. However, the occurrence of a Realized Loss will reduce the Coverage Amount for the Bonds, and will result in more Excess Cash, if any, being paid on the Bonds in reduction of the Bond Balance on subsequent Payment Dates than would be the case in the absence of such Realized Loss.

     Overcollateralization and the Financial Guaranty Insurance Policy. The Indenture will require the Indenture Trustee to make a claim for an Insured Amount under the Financial Guaranty Insurance Policy not later than 12:00 noon (New York City time) on the second business day prior to any Payment Date as to which the Indenture Trustee has determined that a Coverage Deficit with respect to the Bonds will occur for the purpose of applying the proceeds of such Insured Amount as a payment of principal to the Bondholders on such Payment Date. With respect to any Payment Date, a "Coverage Deficit" will mean the amount, if any, by which (x) the Bond Balance, after taking into account all payments to be made on such Payment Date in reduction thereof, including any Excess Cash payments, exceeds (y) the sum of Aggregate Principal Balance of the Mortgage Loans as of the end of the applicable Collection Period (plus, in the case of the April 1997 Payment Date, the aggregate of the Principal Balances of any Additional Mortgage Loans added to the Mortgage Pool after March 31, 1997 but prior to the end of the Funding Period). Accordingly, the Financial Guaranty Insurance Policy is similar to the provisions described above insofar as the Financial Guaranty Insurance Policy guarantees ultimate collection of the full amount of the Bond Balance, rather than current payments of the amounts of any Realized Losses to the Bondholders. INVESTORS IN THE BONDS SHOULD REALIZE THAT, UNDER CERTAIN LOSS OR DELINQUENCY SCENARIOS, THEY MAY TEMPORARILY RECEIVE NO PAYMENTS IN REDUCTION OF THE BOND BALANCE.

REPORTS TO BONDHOLDERS

     Concurrently with each payment to Bondholders, the Indenture Trustee will mail a statement to each Bondholder in the form required by the Indenture and setting forth the following information:

          (a) the amount of such payment to the Bondholders allocable to (i) Monthly Principal and (ii) any Excess Cash payment;

          (b) the amount of such payment to the Bondholders allocable to Bond Interest;

          (c) the Bond Balance after giving effect to the payment of Monthly Principal and any Excess Cash applied to reduce the Bond on such Payment Date;

          (d) the Aggregate Principal Balance of the Mortgage Loans as of the end of the related Collection Period;

          (e) the amount of unreimbursed Monthly Advances and/or Servicing Advances, if any;

          (f) the number and the aggregate of the Principal Balances of the Mortgage Loans delinquent (i) one month, (ii) two months and (iii) three or more months as of the end of the related Collection Period;

          (g) the aggregate of the Principal Balances of the Mortgage Loans in foreclosure or other similar proceedings and the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (h) the Insured Amount, if any, relating to the Bonds and such Payment Date;

          (i) the amount of the Servicing Fee paid to or retained by the Servicer for the related Collection Period; and

          (j) the Coverage Amount, the then applicable Required Coverage Amount, the Coverage Surplus, if any, and the Coverage Deficit, if any.

     In the case of information furnished pursuant to clauses (a) and (b) above, the amounts shall be expressed as a dollar amount per Bond with a $1,000 principal denomination.

     Within 90 days after the end of each calendar year, the Indenture Trustee will mail to each person who at any time during such calendar year was a Bondholder and to the Underwriters a statement containing the information set forth in clauses (a) and (b) above, aggregated for such calendar year or, in the case of each person who was a Bondholder for a portion of such calendar year, setting forth such information for each month thereof.

THE FINANCIAL GUARANTY INSURANCE POLICY

     The Financial Guaranty Insurer will issue a Financial Guaranty Insurance Policy in favor of the Indenture Trustee for the benefit of the Bondholders. The Financial Guaranty Insurance Policy unconditionally and irrevocably guarantees payment of Bond Interest and any Coverage Deficit in respect of the Bonds on each Payment Date.

     In the event that, on any Payment Date, (i) Available Funds are less than the full amount of Bond Interest for such Payment Date or (ii) a Coverage Deficit exists for the Bonds, the Indenture Trustee will make a claim on the Financial Guaranty Insurance Policy for payment of: (a) an amount equal to the amount necessary to pay the full amount of Bond Interest on such Payment Date and (b) an amount equal to any such Coverage Deficit (the amount of any shortfalls in Bond Interest, together with any Coverage Deficit with respect to any Payment Date, is the "Insured Amount"). The Financial Guaranty Insurer will be obligated to pay to the Indenture Trustee on each Payment Date the full amount of the Insured Amount under the Financial Guaranty Insurance Policy for such Payment Date. See "The Financial Guaranty Insurance Policy and the Financial Guaranty Insurer" herein.

     Any portion of an Insured Amount paid to the Bondholders will be allocated first to make up any shortfall on such Payment Date in Bond Interest and second to make up any Coverage Deficit on such Payment Date. Any Insured Amount paid in respect of the Bonds to make up any shortfall in Bond Interest shall be paid pro rata to the Bondholders in proportion to the shortfall in Bond Interest payable to such Bondholders. Any Insured Amount paid in respect of the Bonds to make up any Coverage Deficit shall be paid pro rata to the Bondholders in proportion to their Bond Balance in reduction of the Bond Balance until the Bond Balance is reduced to zero.

     The Financial Guaranty Insurer will be subrogated to the rights of Bondholders to receive any payments on the Bonds for which the Financial Guaranty Insurer paid Insured Amounts that were not subsequently reimbursed together with interest thereon; provided, however, that the Financial Guaranty Insurer is not entitled to reimbursement on any Payment Date for previously paid Insured Amounts or to interest thereon unless the Bondholders will receive the full amount of the applicable Bond Interest on such Payment Date and no Coverage Deficit exists with respect to the Bonds.

THE FINANCIAL GUARANTY INSURER PREMIUM

     The Financial Guaranty Insurer will be entitled to receive a monthly premium (the "Financial Guaranty Insurer Premium") payable out of Available Funds on each Payment Date. The Financial Guaranty Insurer Premium as of any Payment Date will equal one-twelfth ( 1/12) of the product of the applicable Insurer Premium Rate and the Bond Balance for such Payment Date. The "Insurer Premium Rate" will be 0.18%; provided, however, that with respect to each Payment Date commencing with the Payment Date immediately following the Pool Redemption Date, if the Coverage Amount is less than the then applicable Required Coverage Amount as of the immediately preceding Payment Date, the Insurer Premium Rate with respect to such Payment Date shall be equal to 0.68%. See "-- Payments on the Bonds" herein.

REDEMPTION OF THE BONDS

     The Bonds will be subject to redemption, in whole but not in part, at the option of the Bond Issuer, on or after the Payment Date on which the Bond Balance is less than 20% of the Original Bond Balance. The Servicer may also cause the redemption of the Bonds by exercising its right to purchase all Mortgage Loans from the Indenture Trustee on or after the Payment Date on which the Aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool has declined to less than 10% of the sum of the Initial Cut-off Date Pool Balance and the Prefunding Account Deposit (the "Pool Redemption Date").

     In addition, the Financial Guaranty Insurer may effect a redemption of the Bonds by exercising its right to purchase all Mortgage Loans from the Indenture Trustee on any Payment Date on which Mortgage Loans having Principal Balances as of the applicable Cut-off Dates aggregating an amount equal to or in excess of 25% of the sum of the Initial Cut-off Date Pool Balance and the Prefunding Account Deposit have become Liquidated Mortgage Loans.

     The Bonds will be redeemed at a redemption price of 100% of the then outstanding Bond Balance thereof plus accrued but unpaid interest thereon through the end of Interest Period immediately preceding the related Payment Date. There will be no prepayment premium in connection with such a redemption. Notice of an optional redemption of the Bonds must be mailed by the Indenture Trustee to the Bondholders at least ten days prior to the Payment Date set for such redemption.

     The payment on the final Payment Date in connection with the redemption of the Bonds shall be in lieu of the payment otherwise required to be made on such Payment Date in respect of the Bonds.

PAYMENTS TO THE BOND ISSUER

     On each Payment Date, any portion of Available Funds remaining after making payments of interest and principal due on the Bonds and other distributions required on such Payment Date will be released to the Bond Issuer, free of the lien of the Indenture. Such amounts will not be available to make payments on the Bonds on any subsequent Payment Date.

THE INDENTURE TRUSTEE

     Bankers Trust Company of California, N.A., a national banking association, will be the Indenture Trustee under the Indenture. The Indenture will provide that the Indenture Trustee is entitled to certain fees and reimbursement of expenses.

     The Indenture also will provide that the Indenture Trustee may resign at any time, upon notice to the Bond Issuer, the Servicer and any Rating Agency, in which event the Bond Issuer will be obligated to appoint a successor Indenture Trustee. The Bond Issuer may remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee. The Indenture will provide that the Indenture Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Bondholders, unless such Bondholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Indenture Trustee may execute any of the rights or powers granted by the Indenture or perform any duties thereunder either directly or by or through agents or attorneys, and the Indenture Trustee is responsible for any misconduct or negligence on the part of any agent or attorney appointed and supervised with due care by it thereunder. Pursuant to the Indenture, the Indenture Trustee is not liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized by an authorized officer of any person or within its rights or powers under the Indenture. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee may rely and will be protected in acting or refraining from acting in good faith in reliance on any certificate, notice or other document of any kind prima facie properly executed and submitted by the authorized officer of any person respecting any matters arising under the Indenture.

VOTING

     Unless otherwise specified in the Indenture, with respect to any provisions of the Indenture providing for the action, consent or approval of the Bondholders evidencing specified "Voting Interests", each Bondholder will have a Voting Interest equal to the Percentage Interest represented by such Bondholder's Bond. Any Bond registered in the name of the Bond Issuer or any affiliate thereof will be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Voting Interests necessary to take any such action, or effect any such consent, has been obtained.

BOND EVENTS OF DEFAULT

     See "The Indenture -- Bond Events of Default" in the Prospectus for a description of the circumstances under which a default on the Bonds may occur. In addition to those Bond Events of Default specified in the Prospectus, a default on the Bonds may also occur if on any Payment Date, after taking into account all payments made in respect of principal on the Bonds and the payment of any Insured Amounts on such Payment Date, a Coverage Deficit exists with respect to the Bonds. See "The Indenture -- Rights upon Bond Events of Default" in the Prospectus for a description of the rights of Bondholders in connection with any Bond Event of Default. In the absence of a failure by the Financial Guaranty Insurer to pay Insured Amounts, no acceleration of the maturity of the Bonds shall be permitted without the consent of the Financial Guaranty Insurer.

                                THE BOND ISSUER

     The Bond Issuer is a Delaware business trust established by the Transferor pursuant to the Trust Agreement. After the Closing Date, substantially all of the beneficial ownership interest in the Bond Issuer will be held by ACC. The Transferor will retain only a negligible interest in the Bond Issuer after the Closing Date, but will have primary responsibility for managing the affairs and operations of the Bond Issuer. The principal office of the Bond Issuer is located in Los Angeles, California. The Bond Issuer does not have, nor is it expected in the future to have, any significant assets, other than the assets included in the Trust Estate.

                               THE MORTGAGE LOANS

GENERAL

     The following is a brief description of certain terms of the Initial Mortgage Loans based on the Initial Mortgage Loans as of the Statistical Calculation Date. Certain mortgage loans may prepay in full or be removed, prior to the Closing Date, from the Mortgage Pool as described herein, in which case an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than $10,000,000, will be added to the Prefunding Account Deposit on the Closing Date. The statistical information presented below does not take into account any amortization of the Initial Mortgage Loans prior to the Closing Date or any Additional Mortgage Loans that may be added to the Mortgage Pool during the Funding Period. As a result, the statistical information presented below regarding the Initial Mortgage Loans set forth herein may vary from comparable information based on the actual composition of the Mortgage Pool at the Closing Date.

     The information expressed below as a percentage of the Initial Pool Balance may not total 100% due to rounding.

     None of the Mortgage Loans is or will be insured or guaranteed by the Bond Issuer, ACC, AFC, the Transferor, the Servicer, the Indenture Trustee, any Originator or any of their respective affiliates, or by any governmental agency or other person.

     A schedule of the Initial Mortgage Loans as of the Closing Date will be attached to the Indenture delivered to the Indenture Trustee upon delivery of the Bonds. A Current Report on Form 8-K containing a description of the Mortgage Loans included in the final Mortgage Pool as of the end of the Funding Period in a form comparable to the description of the Initial Mortgage Loans contained in "ANNEX A: Description of the Mortgage Pool" will be filed with the Commission within 15 days after the expiration of the Funding Period.

     For a more detailed description of certain characteristics of the Initial Mortgage Loans as of the Statistical Calculation Date in tabular form, see "ANNEX A: Description of the Mortgage Pool" at the end of this Prospectus Supplement.

     All of the Initial Mortgage Loans are secured by first liens with respect to the related Mortgaged Properties. All of the Mortgage Loans will be required to be covered by standard hazard insurance policies insuring against certain losses.

     Each Mortgage Loan in the Mortgage Pool will bear interest that is adjustable at regular periodic intervals. Each Mortgage Loan will have the interest due thereon computed on an actuarial basis.

     Each Mortgage Loan generally will provide for the payment of a charge if the principal thereof is paid prior to its stated maturity date. Such charge, however, will not be included in Available Funds for the related Collection Period but will instead be paid to the Servicer as additional servicing compensation.

     In connection with the transfer by ACC of the Initial Mortgage Loans to the Transferor, ACC will make representations regarding the percentages of the Initial Mortgage Loans (by Initial Cut-off Date Pool Balance) that had two monthly payments and one monthly payment past due as of the applicable Cut-off Dates. Such percentages must be satisfactory to the Financial Guaranty Insurer. No Mortgage Loan will have three or more monthly payments past due as of the applicable Cut-off Date.

     The Initial Pool Balance is approximately $340,346,661. Approximately 87.01%, 5.15%, 7.81% and 0.03% of the related Mortgaged Properties (by Initial Pool Balance) were single family residences, two- to four-family residences, units in condominium and planned unit developments and manufactured housing units, respectively, and no more than 0.31% of the Mortgage Loans (by Initial Pool Balance) were secured by Mortgaged Properties located in any single zip code.

     As of the Statistical Calculation Date, the original weighted average Loan-to-Value Ratio of all Initial Mortgage Loans was approximately 71.33%. The maximum and average current balances as of the applicable Statistical Calculation Date were approximately $809,616.15 and $101,839.22, respectively. The average appraised value of the Mortgaged Properties securing Initial Mortgage Loans as of the Statistical Calculation Date was approximately $147,905.83 at the time of origination of such Mortgage Loans. The "Loan-to-Value Ratio" is the original Principal Balance of such Mortgage Loan as a percentage of the appraised valuation (of, if the Mortgage Loan was obtained in connection with the purchase of the related Mortgaged Property, the purchase price, if less) of the related Mortgaged Property determined by the Originator at the time of origination of such Mortgage Loan. See "Risk Factors -- Risks Associated with Underwriting Standards" herein.

     The Initial Mortgage Loans bear interest rates that, after a period of approximately six months, one year, eighteen months, two years, three years, five years or seven years following the related date of origination, adjust based on the six-month London Interbank Offered Rate based on quotations of major banks as published in The Wall Street Journal. The Initial Mortgage Loans that have interest rates adjusted on the basis of the six-month London Interbank Offered Rate have semi-annual interest rate and payment adjustment frequencies after the first interest rate adjustment date. Approximately 49.26% (by Initial Pool Balance) of the Initial Mortgage Loans have initial interest rates ("Mortgage Interest Rates") that will remain fixed for one year or more from the Statistical Calculation Date before initial adjustment, approximately 13.78% (by Initial Pool Balance) of the Initial Mortgage Loans have initial Mortgage Interest Rates that will remain fixed for two years or more from the Statistical Calculation Date before initial adjustment and approximately 0.07% (by Initial Pool Balance) of the Initial Mortgage Loans have initial Mortgage Interest Rates that will remain fixed for three years or more from the Statistical Calculation Date before initial adjustment. As of the Statistical Calculation Date, the weighted average remaining period to the next interest rate adjustment date for the Initial Mortgage Loans was approximately 14 months.

     As of the Statistical Calculation Date, approximately 78.97% of the Initial Mortgage Loans (by Initial Pool Balance) have the interest rate thereof adjusted on the basis of the six-month London Interbank Offered Rate and approximately 21.03% of the Initial Mortgage Loans (by Initial Pool Balance) have the interest rate thereof adjusted on the basis of the one-year CMT index. As of the Statistical Calculation Date, each Initial Mortgage Loan that has its interest rate adjusted on the basis of the six-month London Interbank Offered Rate has a semi-annual rate adjustment cap of 0.00% to 2.00% above the then current interest rate for such Initial Mortgage Loan. The Initial Mortgage Loans have a weighted average initial periodic rate adjustment cap as of the Statistical Calculation Date equal to approximately 1.40%. As of the Statistical Calculation Date, the weighted average Mortgage Interest Rate was approximately 10.14% per annum. The Initial Mortgage Loans had a weighted average gross margin as of the Statistical Calculation Date of approximately 6.71%. The initial gross margin for the Initial Mortgage Loans as of the Statistical Calculation Date ranged from approximately 3.375% to 14.375%. The interest rates borne by the Initial Mortgage Loans as of the Statistical Calculation Date ranged from approximately 5.380% per annum to approximately 15.750% per annum. As of the Statistical Calculation Date, the maximum rates at which interest may accrue on the Initial Mortgage Loans (the "Maximum Rates") ranged from 8.750% per annum to 21.990% per annum. The Initial Mortgage Loans had a weighted average Maximum Rate as of the Statistical Calculation Date of approximately 16.58% per annum. As of the Statistical Calculation Date, the minimum rates at which interest may accrue on the Mortgage Loans after their respective first interest adjustment dates (the "Minimum Rates") ranged from approximately 4.750% per annum to approximately 15.750% per annum. As of the Statistical Calculation Date, the weighted average Minimum Rate was approximately 10.07% per annum.

     The weighted average remaining term to stated maturity of the Initial Mortgage Loans was approximately 357 months as of the Statistical Calculation Date. The weighted average original term to maturity of the Initial Mortgage Loans as of the Statistical Calculation Date was approximately 359 months. As of the Statistical Calculation Date, the weighted average seasoning of the Initial Mortgage Loans was approximately 2 months.

CONVEYANCE OF ADDITIONAL MORTGAGE LOANS

     The obligation of the Bond Issuer to purchase the Additional Mortgage Loans on a Subsequent Transfer Date for inclusion in the Mortgage Pool is subject to the following requirements: (i) no Additional Mortgage Loans may be 60 or more days contractually delinquent as of the related Cut-off Dates, (ii) the original term to stated maturity of such Additional Mortgage Loans may not exceed 30 years, (iii) each Additional Mortgage Loan will have an adjustable rate of interest determined on the basis of either the six-month London Interbank Offered Rate or one-year CMT index; (iv) each Additional Mortgage Loan will have an initial interest rate of not less than 6.00%, (v) such Additional Mortgage Loans will be underwritten or re-underwritten, as applicable, in accordance with the criteria set forth under "The Originators -- Underwriting Guidelines" in the Prospectus, and (vi) following the acquisition of such Additional Mortgage Loans, the Mortgage Loans (including the Additional Mortgage Loans) (a) will have an initial weighted average Mortgage Interest Rate of at least 10.14%; (b) will each have a principal balance not in excess of $810,000; and (c) may include mortgage loans that bear interest based on the one-year CMT index, provided that the aggregate principal balance of such mortgage loans at the date of the acquisition thereof does not exceed 19.0% of the sum of the Initial Cut-off Date Pool Balance plus the Prefunding Account Deposit. See "Risk
Factors -- The Additional Mortgage Loans and the Prefunding Account" herein. In addition, the transfer of Additional Mortgage Loans to the Mortgage Pool on any Subsequent Transfer Date is subject to the approval of the Financial Guaranty Insurer and, in instances deemed appropriate by the Financial Guaranty Insurer, the requirements for Additional Mortgage Loans specified above may be waived or modified.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The weighted average life of and, if purchased at other than par, the yield to maturity on a Bond will be directly related to the rate of payment of principal of the Mortgage Loans, including for this purpose voluntary payment in full of Mortgage Loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and removals of Mortgage Loans from the Trust Estate or releases of the Mortgage Loans obtained by the Financial Guaranty Insurer. The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, tax, geographic, demographic, social, competitive, legal and other factors and has fluctuated considerably in recent years.

     Because all amounts available for payment on the Bonds after payments in respect of Bond Interest, including all or a portion of the Excess Cash, are applied as reductions of the Bond Balance, the weighted average life of such Bonds will be influenced by the amount of Excess Cash so applied. Because Excess Cash attributable to the overcollateralization feature is derived, in part, from interest collections on the Mortgage Loans and will be applied to reduce the Bond Balance, the aggregate payments in reduction of the Bond Balance on a Payment Date will usually be greater than the aggregate amount of principal payments (including prepayments) on the Mortgage Loans payable on such Payment Date. As a consequence, Excess Cash available for payment in reduction of the Bond Balance will increase in proportion to the outstanding Bond Balance over time in the absence of offsetting Realized Losses on the Mortgage Loans.

     Excess Cash will be paid on the Bonds in reduction of the Bond Balance on each Payment Date to the extent the then applicable Required Coverage Amount exceeds the Coverage Amount on such Payment Date. Any remaining Excess Cash will be released to the Bond Issuer. If a Bond is purchased at other than par, its yield to maturity will be affected by the rate at which Excess Cash is paid to Bondholders. If the actual rate of Excess Cash payments on the Bonds applied in reduction of the Bond Balance is slower than the rate anticipated by an investor who purchases a Bond at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of Excess Cash payments applied in reduction of the Bond Balance is faster than the rate anticipated by an investor who purchases a Bond at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. The amount of Excess Cash on any

Payment Date will be affected by, among other things, the actual amount of interest received, collected or recovered in respect of the Mortgage Loans during the related Collection Period and such amount will be influenced by changes in the weighted average of the Mortgage Interest Rates resulting from prepayment and liquidations of Mortgage Loans, by the relationship between the six-month London Interbank Offered Rate or the one-year CMT index and LIBOR, by adjustments of Mortgage Interest Rates and by adjustments in the Bond Interest Rate. The amount of Excess Cash paid to the Bondholders applied to the Bond Balance on each Payment Date will be based on the Required Coverage Amount, which may increase or decrease during the period the Bonds remain outstanding. In this regard, the Indenture provides that on and after a Trigger Event Date, the Required Coverage Amount will be increased for each Payment Date thereafter; provided, however, that upon the satisfaction of certain cash flow requirements in respect of the Bonds for a period of six consecutive Payment Dates as specified in the Indenture, such Required Coverage Amount will return to its original level. Any increase in the Required Coverage Amount (including an increase required on a Trigger Event Date) may result in an accelerated amortization until such Required Coverage Amount is reached. Conversely, any decrease in the Required Coverage Amount will result in a decelerated amortization of the Bonds until such Required Coverage Amount is reached.

     The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect will be on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Bonds. The Bond Issuer makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

PROJECTED PREPAYMENTS AND YIELDS FOR THE BONDS

     If a Bond is purchased at other than par, its yield to maturity will be affected by the rate of the payment of principal on the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases a Bond at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases a Bond at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     The rate of prepayments with respect to adjustable rate mortgage loans has fluctuated significantly in recent years and, in fact, may be subject to a greater rate of principal prepayments in a declining interest rate environment than conventional fixed rate mortgage loans. For example, if prevailing interest rates fall appreciably, adjustable rate mortgage loans are likely to be subject to a higher prepayment rate than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the expected level of prepayments on the Mortgage Loans. The Bond Issuer does not have representative prepayment experience that may be referred to for purposes of estimating the future prepayment experience of the Mortgage Loans.

     The Final Maturity Date of the Bonds is the Payment Date occurring in June 2029, which is the Payment Date two years and two months after the latest scheduled maturity date of any Mortgage Loan in the Mortgage Pool. The weighted average life of the Bonds are likely to be shorter, and the actual final Payment Date could occur significantly earlier than the Final Maturity Date because (i) prepayments are likely to occur which shall be applied to the payment of the Bond Balance, (ii) payments of Excess Cash may occur on each Payment Date which will accelerate the amortization of the Bonds, (iii) the Bonds may be redeemed at the option of the Bond Issuer on any Payment Date after the Bond Balance is less than 20% of the Original Bond Balance, (iv) the Servicer may cause a redemption of the Bonds by exercising its right to purchase all of the Mortgage Loans from the Indenture Trustee when the Aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool has declined to less than 10% of the sum of the Initial Cut-off Date Pool Balance and the Prefunding Account Deposit and (v) the Financial Guaranty Insurer may effect a redemption of the Bonds by exercising its rights to purchase all of the Mortgage Loans from the Indenture Trustee on any Payment Date on which Mortgage Loans with Principal Balances as of the applicable Cut-off Dates aggregating an amount equal to or in excess of 25% of the sum of the Initial Cut-off Date Pool Balance and the Prefunding Account Deposit have become Liquidated Mortgage Loans.

     The table entitled "Weighted Average Life of the Bonds" has been prepared on the basis of the following assumptions, except as set forth in the respective tables: (i) the Bonds are purchased on March 26, 1997; (ii) the Initial Mortgage Loans have an aggregate principal balance equal to the Initial Pool Balance;
(iii) the Bond Issuer acquires Additional Mortgage Loans with Aggregate Principal Balances equal to the Prefunding Account Deposit; (iv) the Mortgage Interest Rate for each Mortgage Loan is adjusted on its next Mortgage Interest Rate change date (and on subsequent Mortgage Interest Rate change dates, if necessary) to equal the sum of the applicable Gross Margin plus the applicable index (such sum being subject to the assumed periodic adjustment caps set forth below; (v) with respect to the initial Collection Period, the Mortgage Loans include 30 days of interest and no deposits in respect of interest were contributed to the Trust Estate; (vi) scheduled payments are timely received on the first day of each month commencing in March 1997 (April 1997 with respect to the Additional Mortgage Loans); (vii) payments on the Bonds are received, in cash, on the 15th day of each month, commencing in April 1997; (viii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the Mortgage Loans occur; (ix) prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month, commencing in March 1997 (April 1997 with respect to the Additional Mortgage Loans) and include 30 days' interest thereon; (x) the Mortgage Loans prepay according to the indicated Prepayment Scenario as described below; (xi) the six-month London Interbank Offered Rate remains constant at 5.7500%, the one-year CMT index remains constant at 5.8000% and, for Interest Periods ending prior to the Pool Redemption Date, the Bond Interest Rate remains constant at 5.6375%; (xii) for Interest Periods ending after the Pool Redemption Date, Bond Interest Rate remains constant at 5.8375%; (xiii) early redemption occurs on the Pool Redemption Date only as specified in the manner set forth in the respective tables; (xiv) no Trigger Event Date occurs; (xv) Excess Cash will be applied to build overcollateralization to the levels specified in the Indenture; and (xvi) the Mortgage Loans have the following characteristics:

                             INITIAL MORTGAGE LOANS

                                                                            REMAINING      REMAINING                MONTHS TO
                                                              MORTGAGE    AMORTIZATION        TERM                    NEXT
                                              PRINCIPAL       INTEREST        TERM        TO MATURITY    GROSS      MORTGAGE
                 INDEX                         BALANCE          RATE        (MONTHS)        (MONTHS)     MARGIN    RATE CHANGE
----------------------------------------   ---------------    --------    -------------   ------------   ------    -----------
One-year CMT Index                         $  1,571,339.65     10.13%          351            351        5.50%           2
Six-Month London Interbank Offered
  Rate..................................     10,151,397.16     10.66%          355            355        6.76%           2
One-year CMT Index......................      2,057,398.51      9.89%          353            353        5.71%          11
Six-Month London Interbank Offered
  Rate..................................        212,396.82     10.52%          357            357        6.53%          14
Six-Month London Interbank Offered
  Rate..................................     15,868,795.08     10.71%          354            354        6.56%          17
Six-Month London Interbank Offered
  Rate..................................    137,987,044.60     10.22%          359            359        7.16%          23
One-year CMT Index......................      2,089,049.91      9.54%          357            357        7.35%          32
Six-Month London Interbank Offered
  Rate..................................      3,279,894.73     10.11%          357            357        6.20%          31
One-year CMT Index......................      1,595,983.65     10.36%          352            352        5.33%           3
Six-Month London Interbank Offered
  Rate..................................     19,758,051.97     10.37%          358            358        7.05%           3
One-year CMT Index......................      4,864,966.19     10.28%          353            353        5.52%           4
Six-Month London Interbank Offered
  Rate..................................     29,895,817.09     10.07%          358            358        7.12%           4
One-year CMT Index......................      6,689,918.81     10.00%          354            354        5.51%           5
Six-Month London Interbank Offered
  Rate..................................     22,254,917.93      9.92%          354            354        7.35%           5
One-year CMT Index......................      6,404,334.73     10.08%          355            355        5.56%           6
Six-Month London Interbank Offered
  Rate..................................     17,384,081.88     10.00%          357            357        6.56%           6
One-year CMT Index......................     11,052,884.72      9.89%          356            356        5.52%           7
Six-Month London Interbank Offered
  Rate..................................      1,554,243.48      9.49%          360            360        6.27%           7
One-year CMT Index......................     35,261,605.66      9.51%          358            358        5.61%           9
Six-Month London Interbank Offered
  Rate..................................      2,480,051.67      9.06%          355            355        7.43%           9
Six-Month London Interbank Offered
  Rate..................................         97,300.00     12.48%          359            179        8.91%           4
Six-Month London Interbank Offered
  Rate..................................      7,835,186.71     11.31%          356            356        5.28%          31

                                          ORIGINAL     PERIODIC     MAXIMUM    MINIMUM
                                          TERM TO        RATE       MORTGAGE   MORTGAGE
                                          MATURITY    ADJUSTMENT    INTEREST   INTEREST
                 INDEX                    (MONTHS)       CAP         RATE       RATE
----------------------------------------  --------    ----------    -------    -------
One-year CMT Index                           360         2.00%      16.13%     10.13%
Six-Month London Interbank Offered
  Rate..................................     359         1.07%      17.03%     10.69%
One-year CMT Index......................     360         2.00%      15.89%      9.52%
Six-Month London Interbank Offered
  Rate..................................     360         1.09%      16.76%     10.52%
Six-Month London Interbank Offered
  Rate..................................     360         1.02%      17.19%     10.63%
Six-Month London Interbank Offered
  Rate..................................     359         1.29%      16.90%     10.06%
One-year CMT Index......................     360         2.00%      15.54%      9.54%
Six-Month London Interbank Offered
  Rate..................................     360         1.08%      16.67%     10.01%
One-year CMT Index......................     360         2.00%      16.36%     10.04%
Six-Month London Interbank Offered
  Rate..................................     360         1.01%      16.69%     10.23%
One-year CMT Index......................     360         2.00%      16.28%     10.28%
Six-Month London Interbank Offered
  Rate..................................     359         1.12%      16.47%      9.97%
One-year CMT Index......................     360         2.00%      16.00%     10.00%
Six-Month London Interbank Offered
  Rate..................................     355         1.23%      16.53%     10.06%
One-year CMT Index......................     360         2.00%      16.08%     10.08%
Six-Month London Interbank Offered
  Rate..................................     357         1.27%      16.61%     10.27%
One-year CMT Index......................     360         2.00%      15.89%      9.89%
Six-Month London Interbank Offered
  Rate..................................     360         1.26%      15.76%     10.64%
One-year CMT Index......................     360         2.00%      15.51%      9.51%
Six-Month London Interbank Offered
  Rate..................................     360         1.59%      15.40%      9.03%
Six-Month London Interbank Offered
  Rate..................................     180         1.10%      18.58%     12.48%
Six-Month London Interbank Offered
  Rate..................................     360         2.00%      17.31%     11.25%

                           ADDITIONAL MORTGAGE LOANS

                                                                     REMAINING     REMAINING              MONTHS TO    ORIGINAL
                                                        MORTGAGE   AMORTIZATION      TERM                   NEXT       TERM TO
                                         PRINCIPAL      INTEREST       TERM       TO MATURITY   GROSS     MORTGAGE     MATURITY
               INDEX                      BALANCE         RATE       (MONTHS)      (MONTHS)     MARGIN   RATE CHANGE   (MONTHS)
------------------------------------  ---------------   --------   -------------  -----------   ------   -----------   --------
Six-Month London Interbank Offered
  Rate..............................  $ 78,845,261.05    10.22%         359           359       7.18%         6            360

                                       PERIODIC    MAXIMUM   MINIMUM
                                         RATE      MORTGAGE  MORTGAGE
                                      ADJUSTMENT   INTEREST  INTEREST
               INDEX                     CAP        RATE      RATE
------------------------------------  ----------   -------   -------
Six-Month London Interbank Offered
  Rate..............................     1.44%     16.81%    10.17%

     "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Bonds will be influenced by the rate at which principal payments on the Mortgage Loans are made, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments and liquidations due to default). The weighted average life of the Bonds also will be influenced by the overcollateralization of the Bonds because collections are applied as principal prepayments to the Bonds until the outstanding Bond Balance is less than the Aggregate Principal Balance of the Mortgage Loans by an amount equal to the Required Coverage Amount. These prepayments have the effect of accelerating the amortization of the Bonds, thereby shortening their respective weighted average life.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A common model (the "Constant Prepayment Rate" or "CPR") represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans. The prepayment model used in this Prospectus Supplement assumes a fixed rate of CPR. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. The Bond Issuer is not aware of any statistics that provide a reliable basis for predicting the amount or the timing of receipt of prepayments on the related mortgage loans.

     The Prepayment Scenarios are defined as follows:

                                   SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V   SCENARIO VI
                                   ----------   -----------   ------------   -----------   ----------   -----------
Percentage of CPR...............       0%           10%            20%           25%           30%          40%

                       WEIGHTED AVERAGE LIFE OF THE BONDS

                              TO MATURITY                                TO POOL REDEMPTION DATE
              --------------------------------------------     --------------------------------------------
 PREPAYMENT   WEIGHTED AVERAGE LIFE       EXPECTED FINAL       WEIGHTED AVERAGE LIFE       EXPECTED FINAL
  SCENARIO         (YEARS)(1)               PAYMENT(1)              (YEARS)(2)               PAYMENT(2)
------------  ---------------------     ------------------     ---------------------     ------------------
I...........          21.20             February 15, 2027              21.15               March 15, 2026
II..........           7.55               March 15, 2026                7.17                May 15, 2016
III.........           3.94              January 15, 2019               3.62               April 15, 2007
IV..........           3.10             November 15, 2014               2.84             February 15, 2005
V...........           2.52             September 15, 2011              2.31              August 15, 2003
VI..........           1.78               July 15, 2007                 1.63             September 15, 2001

---------------

(1) Assuming no early redemption.
(2) Assuming early redemption by the Servicer exercising its right to purchase the Mortgage Loans on the Pool Redemption Date.

                       ORIGINATION OF THE MORTGAGE LOANS

THE ORIGINATORS

     Approximately 31.85% of the Initial Mortgage Loans (by Initial Pool Balance) were originated by one or more Affiliated Originators. The remaining 68.15% of the Initial Mortgage Loans (by Initial Pool Balance) were acquired by ACC, either directly or indirectly through one of the Affiliated Originators, in arm's-length transactions from Unaffiliated Originators. Certain of the Additional Mortgage Loans will be originated by Unaffiliated Originators, and no assurance can be given that the proportion of Mortgage Loans in the final Mortgage Pool (after inclusion of any Additional Mortgage Loans) that have been originated by Unaffiliated Originators will not be materially different from the proportion of Initial Mortgage Loans originated by Unaffiliated Originators.

UNDERWRITING OF MORTGAGE LOANS

     Original Mortgage Loans originated by Affiliated Originators have been underwritten in accordance with standard guidelines (the "Aames' Guidelines") developed by AFC and the related Affiliated Originator for customary application in the Affiliated Originator's loan origination activities, as described in the Prospectus. Original Mortgage Loans originated by Unaffiliated Originators are re-underwritten in accordance with the applicable Aames Guidelines. See "The Originators -- Underwriting Guidelines" in the Prospectus.

     ACC has analyzed pursuant to the Aames Guidelines all of the Bulk Purchase Mortgage Loans based on the information contained in a computer tape provided by the seller. ACC has performed data integrity on all of the Mortgage Notes evidencing the Bulk Purchase Mortgage Loans and has re-underwritten approximately one-half of the Bulk Purchase Mortgage Loans to confirm compliance with Aames Guidelines. See "Risk Factors -- Risks Associated with Underwriting Standards" herein.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Servicer will service and administer the Mortgage Loans, either directly or through Sub-Servicers, in accordance with the policies, procedures and practices customarily employed by the Servicer in servicing other comparable mortgage loans and pursuant to the provisions of the Servicing Agreement.

     Generally, servicing includes, but is not limited to, post-origination loan processing, customer service, remittance handling, collections and liquidations. Consistent with the foregoing, the Servicer, in its discretion, may (a) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees that may be collected in the ordinary course of servicing a Mortgage Loan, (b) arrange a schedule for the payment of delinquent payments on the related Mortgage Loan, subject to conditions set forth in the Servicing Agreement, if a Mortgagor is in default or about to be in default because of such Mortgagor's financial condition or (c) modify monthly payments on Mortgage Loans in accordance with the Servicer's general policy on Mortgage Loans subject to the Relief Act. The Servicer, acting as agent for the Indenture Trustee, will not consent to the subsequent placement of a deed of trust or mortgage, as applicable, on any Mortgaged Property that is of equal or higher priority to that of the lien securing the related Mortgage Loan unless such Mortgage Loan is prepaid in full, thereby removing such Mortgage Loan from the Mortgage Pool. If, notwithstanding the foregoing, the placement of a lien or liens of equal or higher priority to that of the lien securing the related Mortgage Loan is consented to by the Servicer, the Servicing Agreement will require that the Servicer release such Mortgage Loan at the applicable Release Price.

CUSTOMARY SERVICING PROCEDURES

     The procedures of the Servicer with respect to day to day servicing of the Mortgage Loans may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the Mortgagor, the presence of an acceptable party to assume a Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Generally, it is the current practice of the Servicer to send borrowers a monthly billing statement ten days prior to the monthly payment due date. Although borrowers generally make loan payments within ten to fifteen days after the due date, if a borrower fails to pay the monthly payment within such time period, the Servicer will commence collection efforts by notifying the borrower of the delinquency. Under the terms of each Mortgage Loan, the Mortgagor agrees to pay a late charge (which the Servicer is entitled to retain as additional servicing compensation under the Servicing Agreement) if a monthly payment on a Mortgage Loan is not received within the number of days specified in the Mortgage Note after its due date. If the Mortgage Loan remains delinquent, the Servicer will attempt to contact the Mortgagor to determine the cause of the delinquency and to obtain a commitment to cure the delinquency at the earliest possible time.

     As a general matter, if efforts to obtain payment have not been successful shortly after the due date of the next subsequently scheduled installment, a pre-foreclosure notice will be sent to the Mortgagor providing 30 days' notice of impending foreclosure action. During the 30 day notice period, collection efforts continue. However, if no substantial progress has been made in obtaining delinquent monies from the Mortgagor, foreclosure proceedings will be commenced.

     Regulations and practices regarding foreclosure vary greatly from state to state. Generally, the Servicer will have commenced foreclosure proceedings prior to the time when a loan is 90 days delinquent. If the Servicer determines that purchasing a property securing a mortgage loan will minimize the loss associated with such defaulted loan, the Servicer may bid at the foreclosure sale for such property or accept a deed in lieu of foreclosure. After the Servicer acquires title to a mortgaged property by foreclosure or deed in lieu of foreclosure a real estate broker is selected to list and advertise the property.

     During a foreclosure, any expenses incurred by the Servicer will be added to the amount owed by the Mortgagor, as permitted by applicable law. Upon completion of the foreclosure, the property will be sold to an outside bidder, or passes to the mortgagee, in which case the Servicer will proceed to liquidate the asset. Servicing and charge-off policies and collection practices may change over time in accordance with the Servicer's business judgment, changes in its real estate loan portfolio and applicable laws and regulations.

THE SERVICING AGREEMENT

     The summaries of certain provisions of the Servicing Agreement set forth below and in other places in this Prospectus Supplement, while complete in material respects, do not purport to be exhaustive. For more details regarding the terms of the Servicing Agreement, prospective investors in the Bonds are advised to review the Servicing Agreement, a copy of which the Servicer will provide (without exhibits) without charge upon written request addressed to:
Aames Capital Corporation, 3731 Wilshire Boulevard., 10th Floor, Los Angeles, California 90010.

     Generally, the Servicer, in its own name or in the name of any Sub-Servicer, will be authorized and empowered pursuant to the Servicing Agreement (i) to execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property in its own name on behalf of the Indenture Trustee and (iii) to hold title in its own name to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Indenture Trustee.

     Payments on Mortgage Loans and Establishment of Collection Account. The Servicer shall establish and maintain one or more accounts or, with respect to certain Mortgage Loans serviced by a Sub-Servicer, shall cause the related Sub-Servicer to establish and maintain such accounts (collectively, the "Collection Account") at one or more institutions meeting the requirements set forth in the Servicing Agreement. The Collection Account, and all amounts deposited therein from time to time, shall be part of the Trust Estate. The Servicer will deposit, or cause the related Sub-Servicer to deposit, into the Collection Account not later than two business days after receipt, all payments on or in respect of the Mortgage Loans received from or on behalf of Mortgagors and all proceeds of the Mortgage Loans. On the date in each month specified in the Servicing Agreement, which date shall be no later than three business days prior to the related Payment Date (the "Deposit Date"), funds to be paid in respect of Bond Interest, Monthly Principal and any Excess Cash will be transferred from the Collection Account to the Bond Account. Notwithstanding the foregoing, payments and collections that do not constitute Available Funds (e.g., amounts representing interest accrued on Mortgage Loans in respect of any period prior to the applicable Cut-off Dates, fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, extension or other administrative charges or other amounts received for application towards the payment of taxes, insurance premiums, assessments and similar items) will not be required to be deposited into the Collection Account. The Servicer may make withdrawals from the Collection Account only for the following purposes: (a) to make deposits into the Bond Account as described below; (b) to pay itself any monthly Servicing Fees to the extent permitted by the Servicing Agreement; (c) to make any Servicing Advance or to reimburse itself for any Servicing Advance or Monthly Advance previously made to the extent permitted by the Servicing Agreement; (d) to withdraw amounts that have been deposited to the Collection Account in error; and (e) to clear and terminate the Collection Account.

     Investment of Collection Account. All or a portion of the Collection Account may be invested and reinvested in one or more Permitted Investments bearing interest or sold at a discount. The Indenture Trustee or any affiliate thereof may be the obligor on any investment in any Collection Account which otherwise qualifies as a Permitted Investment. No investment in the Collection Account may mature later than the Deposit Date next succeeding the date of investment.

     The Indenture Trustee will not in any way be held liable by reason of any insufficiency in the Collection Account resulting from any loss on any Permitted Investment included therein (except to the extent the Indenture Trustee is the obligor thereon).

     All income or other gain from investments in the Collection Account will be held in the Collection Account for the benefit of the Servicer and will be subject to withdrawal from time to time as permitted by the Servicing Agreement. Any loss resulting from such investments will be for the account of the Servicer. The Servicer will be required to deposit the amount of any such loss immediately upon the realization of such loss to the extent such loss will not be offset by other income or gain from investments in the Collection Account and then available for such application.

     Monthly Advances. In order to maintain a regular flow of scheduled interest to Bondholders (rather than to guarantee or insure against losses), the Servicing Agreement will require that, not later than the close of business on the Deposit Date prior to each Payment Date, the Servicer will remit or cause to be remitted a Monthly Advance, if any, to the Indenture Trustee for deposit in the Bond Account to be paid on the related Payment Date. A "Monthly Advance" will be equal to the sum of (i) the interest portions of the aggregate amount of monthly payments (net of the related Servicing Fee) due on the Mortgage Loans during the related Collection Period (or, in the case of the first two Collection Periods, the interest portions of such monthly payments that represent interest accrued from and including the applicable Cut-off Dates) but delinquent as of the close of business on the last day of the related Collection Period, (ii) interest on each Mortgage Loan that is not delinquent as of the close of business on the last day of the related Collection Period at the related Mortgage Interest Rate for the period from and including the due date of the monthly payment in the related Collection Period to the end of such Collection Period and (iii) with respect to each Mortgaged Property that was acquired in foreclosure or similar action (each, an "REO Property") during or prior to the related Collection Period and as to which final sale did not occur during the related Collection Period, an amount equal to the excess, if any, of interest on the Principal Balance of the Mortgage Loan relating to such REO Property for the related Collection Period at the related Mortgage Interest Rate (net of the Servicing Fee) over the net income from the REO Property transferred to the Bond Account for such Payment Date.

     The Servicing Agreement provides that the Servicer may pay all or a portion of any Monthly Advance out of amounts on deposit in the Collection Account which are being held for payment on a subsequent Payment Date relating to such Collection Period; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Payment Date.

     The Servicer may recover Monthly Advances, if not theretofore recovered from the Mortgagor on whose behalf such Monthly Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Monthly Advance will not be ultimately recoverable from subsequent collections, Insurance Proceeds, Liquidation Proceeds on the related Mortgage Loans or otherwise ("Nonrecoverable Advances"), the Servicer may reimburse itself on the first Payment Date thereafter.

     The Servicer will not be required to make any Monthly Advance that it determines would be a Nonrecoverable Advance.

     Compensating Interest Payments. With respect to each Mortgage Loan (i) as to which a prepayment in whole or in part was received, (ii) that became a Liquidated Mortgage Loan or (iii) that was otherwise charged off during the Collection Period related to a Payment Date, the Servicer will be required with respect to such Payment Date to remit to the Indenture Trustee, from amounts otherwise payable to the Servicer as the Servicing Fee for the related Collection Period, an amount equal to the excess, if any, of (a) 30 days' interest on the Principal Balance of each such Mortgage Loan (immediately prior to such payment) at the related Mortgage Interest Rate, net of the applicable Servicing Fee, less (b) the amount of interest actually received on such Mortgage Loan during such Collection Period (each such amount, a "Compensating Interest Payment") for payment on the Bonds on such Payment Date. The Servicer will not be entitled to be reimbursed from collections on the Mortgage Loans or any assets of the Trust for any Compensating Interest Payments made.

     Realization upon Defaulted Mortgage Loans. The Servicing Agreement will require the Servicer to foreclose upon or otherwise comparably convert to ownership in the name of the Servicer, on behalf of the Indenture Trustee, Mortgaged Properties securing such of the Mortgage Loans as come into default, as to which no satisfactory arrangements can be made for the collection of delinquent payments and as to which the Servicer has not reacquired pursuant to the option described below; provided, however, that if the Servicer has actual knowledge or reasonably believes that any Mortgaged Property is contaminated by hazardous or toxic wastes or substances, the Servicer need not acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage loan servicing activities; provided, however, that the Servicer will not be required to expend it own funds in connection with foreclosure or other conversion, correction of a default on a senior deed of trust or restoration of any Mortgaged Property unless the Servicer determines that such foreclosure, correction or restoration will increase Net Liquidation Proceeds.

     In servicing the Mortgage Loans, the Servicer will be required to determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through Indenture Trustee's sale, foreclosure sale or otherwise, all amounts, if any, it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan will be charged off and will become a Liquidated Mortgage Loan.

     The Servicer may have the right and the option under the Servicing Agreement, but not the obligation, to reacquire for its own account any Mortgage Loan which becomes delinquent, in whole or in part, as to three consecutive monthly installments or any Mortgage Loan as to which enforcement proceedings have been brought by the Servicer. Any such Mortgage Loan so reacquired will be withdrawn from the Mortgage Pool on a Deposit Date at the Release Price thereof.

     Enforcement of Due-on-Sale Clauses. In any case in which the Servicer becomes aware that a Mortgaged Property has been or is about to be voluntarily conveyed by the related Mortgagor, the Servicing Agreement will require the Servicer to enforce the rights of the Indenture Trustee as the mortgagee of record to accelerate the maturity of the related Mortgage Loan under any due-on-sale clause contained in the related Mortgage or Mortgage Note to the extent permitted by the related Mortgage Note and mortgage and applicable law or regulation, but only to the extent such enforcement will not (i) adversely affect or jeopardize coverage under any related insurance policy, (ii) result in legal action by the Mortgagor or (iii) materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. In any such event, the Servicer may, with the prior written consent of the Financial Guaranty Insurer, enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the related promissory note and, to the extent permitted by applicable law or the mortgage documents, the Mortgagor remains liable thereon. In addition, the Servicer may, with the prior written consent of the Financial Guaranty Insurer, enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Servicing Agreement will prohibit the Servicer from entering into an assumption or substitution of liability agreement unless permitted by applicable law and unless such assumption or substitution of liability agreement would not materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan. Any fees collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

     Evidence as to Compliance. The Servicing Agreement provides that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Indenture Trustee to the effect that on the basis of certain procedures substantially in conformance with the Uniform Single Attestation Program for Mortgage Bankers (to the extent the procedures are applicable to the servicing obligations set forth in the Servicing Agreement), the servicing by or on behalf of the Servicer of the related Mortgage Loans, under agreements substantially similar to each other (including the Servicing Agreement) was conducted in compliance with such agreements and such procedures have disclosed no exceptions or errors in records relating to the Mortgage Loans subject to the Servicing Agreement which, in the opinion of such firm, are material, except for such exceptions as will be referred to in the report. The Servicing Agreement will provide that the Servicer will be required to deliver to the Indenture Trustee, on or before a specified date in each year, an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Servicing Agreement throughout the preceding year.

     Certain Matters Regarding Servicer's Servicing Obligations. The Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as the Servicer thereunder, except upon determination that its duties thereunder are no longer permissible under applicable law or regulation or are in material conflict by reason of applicable law or regulation with any other of its activities carried on as of the date of the Servicing Agreement. No such resignation will become effective until the Indenture Trustee or a successor servicer approved by the Financial Guaranty Insurer has assumed the servicing obligations and duties of the Servicer under the Servicing Agreement.

     The Servicing Agreement will also provide that neither the Servicer, nor any of its directors, officers, employees or agents, will be liable to the Indenture Trustee, the Trust or the Bondholders for any action taken or for refraining from the taking of any action by the Servicer pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Servicer, or by reason of reckless disregard of obligations and duties of the Servicer, thereunder.

     In addition, the Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans under the Servicing Agreement and which in its opinion may involve it in any expense or liability.

     The Servicing Agreement will provide that any corporation or other entity
(a) into which the Servicer may be merged or consolidated, (b) that may result from any merger, conversion or consolidation to which the Servicer shall be a party or (c) that may succeed to all or substantially all of the business of the Servicer, will, in any case where an assumption is not effected by operation of law, execute an agreement of assumption to perform every obligation of the Servicer under the Servicing Agreement, and will be the successor to the Servicer thereunder without the execution or filing of any document or any further act by any of the parties to the Servicing Agreement; provided, however, that if the Servicer in any of the foregoing cases is not the surviving entity, the surviving entity shall execute an agreement of assumption to perform every obligation of the Servicer thereunder.

     Servicer Events of Default. Events of default (each, a "Servicer Event of Default") under the Servicing Agreement will include (a) any failure by the Servicer to make a Monthly Advance as required; (b) any failure by the Servicer to deposit in the Collection Account or Bond Account any amount (other than an amount representing a Monthly Advance) required to be so deposited under the Servicing Agreement, which failure continues unremedied for one business day after the giving of written notice of such failure to the Servicer by the Indenture Trustee or the Financial Guaranty Insurer or to the Servicer, the Financial Guaranty Insurer and the Indenture Trustee by Bondholders evidencing Voting Interests represented by all Bonds aggregating not less than 51%; (c) the payment of an Insured Amount by the Financial Guaranty Insurer on any Payment Date; (d) any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement which materially and adversely affects the rights of Bondholders and continues unremedied for 30 days after the giving of written notice of such failure to the Servicer by the Indenture Trustee or the Financial Guaranty Insurer or the Bondholders evidencing Voting Interests represented by all Bonds aggregating not less than 51%; (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; and (f) the occurrence of delinquencies and/or losses in respect of the Mortgage Loans in excess of a level, and for a period of time, as specified in the Servicing Agreement.

     Rights Upon Servicer Events of Default. Upon the occurrence of a Servicer Event of Default, the Financial Guaranty Insurer or, with the consent of the Financial Guaranty Insurer, Bondholders evidencing Voting Interests represented by all Bonds aggregating not less than 51% or the Indenture Trustee may terminate all of the rights and obligations of the Servicer under the Servicing Agreement, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement and will be entitled to such compensation as the Servicer would have been entitled to under the Servicing Agreement. In the event that the Indenture Trustee would be obligated to succeed the Servicer but is unwilling or legally unable to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, any established housing and home finance institution or any institution that regularly services home equity loans that is currently servicing a home equity loan portfolio that has all licenses, permits and approvals required by applicable law and a net worth of at least $10,000,000 to act as successor to the Servicer under the Servicing Agreement, provided that the appointment of any such successor Servicer (other than the Indenture Trustee) shall be acceptable to the Financial Guaranty Insurer and will not result in the qualification, reduction or withdrawal of the rating assigned to the Bonds by the Rating Agencies. Pending appointment of a successor Servicer, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall be obligated to act as Servicer. The Indenture Trustee and such successor Servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation described above.

     No Bondholder, solely by virtue of its status as a Bondholder, will have any right under the Servicing Agreement to institute any action, suit or proceeding with respect to the Servicing Agreement unless the Financial Guaranty Insurer shall have consented thereto, unless such Bondholder previously has given to the Indenture Trustee written notice of default and unless Bondholders evidencing Voting Interests represented by all Bonds aggregating not less than 51% have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity for costs, expenses and liabilities to be incurred, and the Indenture Trustee for 60 days has neglected or refused to institute any such action, suit or proceeding. However, the Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Bondholders, unless such Bondholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

     Amendments. At any time and from time to time, without the consent of the Bondholders, the Indenture Trustee, the Bond Issuer and the Servicer may amend the Servicing Agreement for the purposes of (a) curing any ambiguity or correcting or supplementing any provision of such agreement that may be inconsistent with any other provision of such agreement or (b) complying with the requirements of the Code; provided, however, that such action shall not, as evidenced by an opinion of counsel delivered to the Indenture Trustee, materially and adversely affect the interests of any Bondholder.

     The Servicing Agreement may also be amended by the Indenture Trustee, the Bond Issuer and the Servicer, at any time and from time to time, with the prior written approval of the Financial Guaranty Insurer and not less than a majority of the Voting Interests represented by the Bonds then outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the Bondholders thereunder; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments which are required to be paid to the Bond Account without the consent of all Bondholders or (b) reduce the aforesaid percentages of Voting Interests which are required to consent to any such amendments, without the consent of the Bondholders affected.

     The Indenture Trustee will be required to furnish a copy of any such amendment to each Bondholder in the manner set forth in the Servicing Agreement.

SUB-SERVICERS

     As permitted under the Servicing Agreement, the Servicer will enter into sub-servicing arrangements with other mortgage servicing institutions, which may include affiliates of the Servicer and the Bond Issuer, meeting the requirements of the Servicing Agreement (each, a "Sub-Servicer") to initially service and administer certain Mortgage Loans on behalf of the Servicer. Any such sub-servicing arrangements will provide that the Sub-Servicer will service the Mortgage Loans specified therein in accordance with the provisions and requirements of the Servicing Agreement, but will not relieve the Servicer of any liability associated with servicing the Mortgage Loans.

     Compensation for the services of the Sub-Servicer will be paid by the Servicer as a general corporate obligation of the Servicer. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Mortgage Note or related instruments that the Servicer would otherwise be entitled to collect or retain as servicing compensation under the Servicing Agreement. In addition, the Sub-Servicer will be reimbursed by the Servicer for certain expenditures that it makes, generally to the same extent that the Servicer would be reimbursed for such expenditures under the Servicing Agreement. See "-- Servicing and Other Compensation; Payment of Expenses" below.

SERVICING AND OTHER COMPENSATION; PAYMENT OF EXPENSES

     The Servicing Fee will be the primary compensation to be paid to the Servicer in respect of its servicing activities under the Servicing Agreement and will be paid to the Servicer on each Deposit Date out of collections of interest received on or in respect of the Mortgage Loans for the related Collection Period. The Servicing Fee will equal one-twelfth ( 1/12) of the product of (a) the applicable Servicing Fee Rate and (b) the Aggregate Principal Balance of the Mortgage Loans at the beginning of such Collection Period. The "Servicing Fee Rate" will be 0.50% for each Collection Period. In addition, the Servicer will retain the benefit, if any, from any investment of funds in the Collection Account and the Bond Account. Assumption fees, late payment charges, prepayment charges, charges for checks returned for insufficient funds, and extension and other administrative charges, to the extent collected from Mortgagors, will be retained by the Servicer as additional servicing compensation.

     The Servicer will be required to pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the payment of fees for the Sub-Servicer and the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage Loans. Such expenditures (each, a "Servicing Advance") may include costs of collection efforts, reappraisals, forced placement of hazard insurance if a borrower allows his hazard policy to lapse, legal fees in connection with foreclosure actions, advancing delinquent property taxes and upkeep and maintenance of the Mortgaged Property if it is acquired through foreclosure and similar types of expenses.

     The Servicing Agreement provides that the Servicer may pay all or a portion of any Servicing Advance out of amounts on deposit in the Collection Account which are being held for payment on a subsequent Payment Date relating to such Collection Period; any such amounts so used are required to be replaced by the Servicer by deposit to the Collection Account on or before the Deposit Date relating to such subsequent Payment Date.

     The Servicer may recover Servicing Advances, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from subsequent collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan. To the extent the Servicer, in its good faith business judgment, determines that any Servicing Advance will be a Nonrecoverable Advance, the Servicer may reimburse itself on the first Payment Date thereafter.

     The Servicer will not be required to make any Servicing Advance that it determines would be a Nonrecoverable Advance.

SERVICER'S MORTGAGE LOAN DELINQUENCY AND FORECLOSURE EXPERIENCE

     Certain information concerning the delinquency and foreclosure experience, for the three year period ended June 30, 1996, with respect to home equity mortgage loans serviced by the Servicer, including home equity loans pooled and sold in the secondary market, is set forth under the caption "The Servicer -- Mortgage Loan Delinquency and Foreclosure Experience" in the Prospectus. Such information includes delinquency and foreclosure experience with respect to home equity mortgage loans originated or purchased by the Servicer or Affiliated Originators and included in the servicing portfolio of the Servicer of its affiliates for the periods indicated.

     The following table sets forth the Servicer's delinquency and foreclosure experience with respect to home equity mortgage loans originated or purchased by the Servicer or Affiliated Originators and included in the servicing portfolio of the Servicer of its affiliates for the six months ended December 31, 1996, except that the information with respect to losses on foreclosed loans does not include any mortgage loans not sold by the Servicer in connection with a securitization even if serviced and foreclosed upon during the indicated period.

                                                                               SIX MONTHS ENDED
                                                                               DECEMBER 31, 1996
                                                                               -----------------
Percentage of dollar amount of delinquent loans to loans serviced (period end)(1)(2)
     One month..............................................................            3.8%
     Two months.............................................................            1.8%
     Three or more months:
          Not foreclosed(3).................................................            7.5%
          Foreclosed(4).....................................................            1.1%
                                                                                    -------
               Total........................................................           14.2%
                                                                                    =======
Percentage of dollar amount of loans foreclosed to loans serviced (period
  end)(2)...................................................................           0.78%
Number of loans foreclosed..................................................            211
Principal amount at time of foreclosure of foreclosed loans (in
  thousands)................................................................        $17,472
Losses on foreclosed loans included in pools of loans securitized (in
  thousands)................................................................        $(1,804)

---------------

(1) Delinquent loans are loans for which more than one payment is due.
(2) The delinquency and foreclosure percentages are calculated on the basis of the total dollar amount of mortgage loans originated or purchased by ACC and, in each case, serviced by the Servicer, or the Servicer and any subservicers, as applicable, as of the end of the periods indicated.
(3) Represents loans which are in foreclosure but as to which foreclosure proceedings have not concluded.
(4) Represents properties acquired following a foreclosure sale and still serviced by the Servicer at period end.

     There is no assurance that the delinquency, foreclosure and loss experience with respect to any of the Mortgage Loans will be comparable to the experience reflected above or in the Prospectus. Because certain Mortgage Loans may have been underwritten pursuant to standards that rely primarily on the value of the related Mortgaged Properties rather than the creditworthiness of the related Mortgagor, the actual rates of delinquencies, foreclosures and losses on such Mortgage Loans could be higher than those historically experienced in the mortgage lending industry in general, particularly in periods during which the values of the related Mortgaged Properties decline. In addition, the rate of delinquencies, foreclosures and losses with respect to the Mortgage Loans will also be affected by, among other things, interest rate fluctuations and general and regional economic conditions. See "Risk Factors -- Nature of the Security for Mortgage Loans" and "The Originators -- Underwriting Guidelines" in the Prospectus.

                  THE FINANCIAL GUARANTY INSURANCE POLICY AND
                         THE FINANCIAL GUARANTY INSURER

THE FINANCIAL GUARANTY INSURER

     The information set forth in this section has been provided by Financial Security Assurance Inc. (the "Financial Guaranty Insurer"). No representation is made by the Bond Issuer or any of its affiliates as to the accuracy or completeness of any such information.

     The Financial Guaranty Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Financial Guaranty Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     The Financial Guaranty Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. The Financial Guaranty Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Financial Guaranty Insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Financial Guaranty Insurer's underwriting criteria.

     The Financial Guaranty Insurer is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., US WEST Capital Corporation and the Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of the Financial Guaranty Insurer or any claim under any insurance policy issued by the Financial Guaranty Insurer or to make any additional contribution to the capital of the Financial Guaranty Insurer.

     The principal executive offices of the Financial Guaranty Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

     Reinsurance. Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Financial Guaranty Insurer or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Financial Guaranty Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Financial Guaranty Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Financial Guaranty Insurer's obligations under any financial guaranty insurance policy.

     Ratings of Claims-Paying Ability. The Financial Guaranty Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by S&P, Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     Capitalization. The following tables sets forth the capitalization of the Financial Guaranty Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1996 (in thousands):

                                                                       SEPTEMBER 30, 1996
                                                                       ------------------
                                                                          (UNAUDITED)
        Deferred Premium Revenue
          (net of prepaid reinsurance premiums).....................       $  358,145
        Shareholder's Equity:
             Common Stock...........................................           15,000
             Additional Paid-In Capital.............................          666,470
             Unrealized Gain on Investments
               (net of deferred income taxes).......................            2,482
             Accumulated Earnings...................................          111,231
                                                                           ----------
        Total Shareholder's Equity..................................          795,183
                                                                           ----------
        Total Deferred Premium Revenue Equity and Shareholder's.....       $1,153,328
                                                                           ==========

     For further information concerning the Financial Guaranty Insurer, see the consolidated financial statements of the Financial Guaranty Insurer and its subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by the Financial Guaranty Insurer are available upon request to the State of New York Insurance Department.

     Incorporation of Certain Documents by Reference. The consolidated financial statements of the Financial Guaranty Insurer and Subsidiaries for the year ended December 31, 1995, included as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 1995, and the unaudited financial statements of the Financial Guaranty Insurer and its subsidiaries for the quarterly periods ended March 31, 1996, June 30, 1996 and September 30, 1996, included as an exhibit to the Quarterly Report on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996, respectively, each of which has been filed with the Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement. All financial statements of the Financial Guaranty Insurer and Subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

     Such consolidated financial statements of the Financial Guaranty Insurer and its subsidiaries have been prepared on the basis of generally accepted accounting principles. The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial conditions and results of operations of an insurance company, for determining solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted principles in making such determinations.

     Insurance Regulation. The Financial Guaranty Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Financial Guaranty Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Financial Guaranty Insurer is subject to
Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New

York Insurance Law, applicable to non-life insurance companies such as the Financial Guaranty Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

THE FINANCIAL GUARANTY INSURANCE POLICY

     The Bond Issuer will obtain the Financial Guaranty Insurance Policy, issued by the Financial Guaranty Insurer, in favor of the Bondholders. Under the Financial Guaranty Insurance Policy, the Financial Guaranty Insurer shall unconditionally and irrevocably guaranty to the Indenture Trustee for the benefit of each Bondholder the full and complete payment of Bond Interest and any Coverage Deficit for the related Payment Date. The Financial Guaranty Insurance Policy does not insure final payment of the Bonds on any specific Payment Date.

     The Financial Guaranty Insurer is required to pay Insured Amounts to the Indenture Trustee as paying agent following Receipt by the Financial Guaranty Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second business day following Receipt of such notice for payment and (b) 12:00 noon, New York City time, on the related Payment Date.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Financial Guaranty Insurance Policy, the Financial Guaranty Insurer shall cause such payment to be made on the latter of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth business day following Receipt by the Financial Guaranty Insurer from the Indenture Trustee of (A) a certified copy of the order (the "Order") of the court or other governmental body that exercised jurisdiction to the effect that the relevant Bondholders are required to return principal or interest paid with respect to such Bonds during the term of the Financial Guaranty Insurance Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of each relevant Bondholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by each relevant Bondholder, in such form as is reasonably required by the Financial Guaranty Insurer and provided to the relevant Bondholder by the Financial Guaranty Insurer, irrevocably assigning to the Financial Guaranty Insurer all rights and claims of the Bondholder relating to or arising under the relevant Bonds held by such Bondholder against the debtor that made such preference payment or otherwise with respect to such preference payment or (ii) the date of Receipt by the Financial Guaranty Insurer from the Indenture Trustee of the items referred to in clauses (A), (B) and (C) of (i) above if, at least four business days prior to such date of Receipt, the Financial Guaranty Insurer shall have Received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Bondholder directly (unless such Bondholder has previously paid such amount to the receiver, conservator, debtor-in-possession or Indenture Trustee in bankruptcy named in the Order in which such case payment shall be disbursed to the Indenture Trustee for payment to such Bondholder upon proof of such payment reasonably satisfactory to the Financial Guaranty Insurer). In connection with the foregoing, the Financial Guaranty Insurer shall have certain rights of subrogation, as described in the Indenture.

     The terms "Receipt" and "Received," with respect to the Financial Guaranty Insurance Policy, mean actual delivery to the Financial Guaranty Insurer and to the Financial Guaranty Insurer's fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding business day. If any notice or certificate given under the Financial Guaranty Insurance Policy by the Indenture Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Financial Guaranty Insurer or its fiscal agent shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended notice.

     Under the Financial Guaranty Insurance Policy, "business day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to be closed.

     The Financial Guaranty Insurer may effect a redemption of the Bonds by exercising its right to purchase all of the Mortgage Loans from the Indenture Trustee if Mortgage Loans with aggregate original Principal Balances that equal or exceed 25% of the sum of the Initial Pool Balance and the Prefunding Account Deposit have become Liquidated Mortgage Loans. See "Description of the
Bonds -- Redemption of the Bonds" herein.

     The Financial Guaranty Insurance Policy is non-cancelable.

     THE FINANCIAL GUARANTY INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     The Financial Guaranty Insurer's obligation under the Financial Guaranty Insurance Policy will be discharged to the extent that funds are disbursed by the Financial Guaranty Insurer in accordance with the Financial Guaranty Insurance Policy, whether or not such funds are properly paid by the Indenture Trustee.

     The Financial Guaranty Insurance Policy does not guarantee to the Bondholders any specific rate of prepayments of principal of the Mortgage Loans. Payments of principal on the Bonds are covered only to the extent of any Coverage Deficit on a Payment Date, but such coverage will result in ultimate collection of the Bond Balance.

     Pursuant to the terms of the Indenture and the Servicing Agreement and notwithstanding anything to the contrary herein, unless a default by the Financial Guaranty Insurer exists, the Financial Guaranty Insurer shall be deemed to be the Bondholders for all purposes (other than with respect to payment on the Bonds), will be entitled to exercise all rights of the Bondholders thereunder, without the consent of such Bondholders, and the Bondholders may exercise such rights only with the prior written consent of the Financial Guaranty Insurer. In addition, the Financial Guaranty Insurer will, as a third party beneficiary to the Servicing Agreement, have among others, the following rights: (i) the right to give notices of breach or to terminate the rights and obligations of the Servicer under the Servicing Agreement in the event of a Servicer Event of Default; (ii) the right to direct the actions of the Indenture Trustee during the continuation of a Servicer Event of Default;
(iii) the right to require the Bond Issuer to remove Mortgage Loans for breach of representation and warranty or defect in documentation; and (iv) the right to direct foreclosures upon the failure of the Servicer to do so in accordance with the Servicing Agreement. The Financial Guaranty Insurer's consent (which consent will not be unreasonably withheld) will be required prior to, among other things, (i) the appointment of any successor Indenture Trustee or Servicer or
(ii) any amendment to the Indenture or the Servicing Agreement.

CREDIT ENHANCEMENT DOES NOT APPLY TO PREPAYMENT RISK

     In general, the protection afforded by the Financial Guaranty Insurance Policy is protection for credit risk and not for prepayment risk. A claim may not be made under the Financial Guaranty Insurance Policy, in an attempt to guarantee or insure that any particular rate of prepayment is experienced by the Trust.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     No election will be made to treat the Trust Estate or any portion thereof as a REMIC for federal income tax purposes.

     The Bonds will be treated as newly originated debt instruments for federal income tax purposes. It is anticipated that the Bonds will be issued without original issue discount for federal income tax purposes. However, it is possible that the Internal Revenue Service could treat a portion of the additional interest which would become payable on the Bonds after the Pool Redemption Date as original issue discount. Bondholders are urged to consult their tax advisors with respect to the tax consequences of holding the Bonds.

     The Prepayment Assumption that is to be used in determining whether the Bonds are issued with original issue discount and the rate of accrual of original issue discount is a CPR of 25%. No representation is made as to the actual rate at which the Mortgage Loans will prepay. See "Certain Federal Income Tax Consequences -- Taxation of Bonds" in the Prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, and any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (b) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114
S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans.

     Certain transactions involving the purchase, holding or transfer of the Bonds might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Bond Issuer were deemed to be assets of a Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Bond Issuer would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the Bond Issuer and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that the Bonds should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation and that the Bonds do not constitute beneficial interests in the Bond Issuer for purposes of the Plan Assets Regulation and, consequently, are eligible for purchase by Plans.

     However, without regard to whether the Bonds are treated as an equity interest for such purposes, the acquisition or holding of Bonds by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Bond Issuer or the Indenture Trustee, or any of their respective affiliates is or becomes a "party in interest" under ERISA or a "disqualified person" under the Code with respect to such Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire Bonds. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers"; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by "insurance company general accounts"; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." A purchaser of a Bond should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. The purchase of a Bond will be deemed a representation by the acquirer that either: (i) it is not, and is not purchasing a Bond for or on behalf of, a "benefit plan investor" as such term is defined in 29 C.F.R. Section 2510.3-101 which is subject to Title I of ERISA or Section 4975 of the Code, or (ii) the acquisition or holding of a Bond by the acquirer qualifies for prohibited transaction exemptive relief under PTCE 95-60, PTCE 96-23, PTCE 91-38, PTCE 90-1, PTCE 84-14 or some other applicable exemption.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

     The sale of Bonds to a Plan is in no respect a representation by the Bond Issuer or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan. See "ERISA Considerations" in the Prospectus.

                                USE OF PROCEEDS

     The Bond Issuer intends to use the net proceeds to be received from the sale of the Bonds to acquire the Initial Mortgage Loans from the Transferor, to fund the Prefunding Account and the Capitalized Interest Account and to pay other expenses associated with the pooling of the Mortgage Loans and the issuance of the Bonds.

                        LEGAL INVESTMENT CONSIDERATIONS

     The Bonds will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in the Bonds. No representation is made herein as to whether the Bonds constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Bonds as legal investments for such purchasers prior to investing in the Bonds.

                                  UNDERWRITING

     Under the terms set forth in the Underwriting Agreement and the related Pricing Agreement for the sale of the Bonds, dated March 18, 1997 (collectively, the "Underwriting Agreement"), the Transferor has agreed to cause the Bond Issuer to sell, and the Underwriters have severally agreed to purchase, the respective principal amount of Bonds set forth opposite their respective names. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of the Bonds.

                                                                        PRINCIPAL AMOUNT
                                 UNDERWRITER                                OF BONDS
        -------------------------------------------------------------   ----------------
        Credit Suisse First Boston Corporation.......................     $166,000,000
        Donaldson, Lufkin & Jenrette Securities Corporation..........     $124,500,000
        Lehman Brothers Inc. ........................................     $ 62,250,000
        Prudential Securities Incorporated...........................     $ 62,250,000
                                                                          ------------
                  Total..............................................     $415,000,000
                                                                          ============

     The Underwriters have informed the Transferor that they propose to offer the Bonds for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling the Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Bonds, the Underwriters may be deemed to have received compensation from the Transferor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Bonds may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     The Transferor has agreed to indemnify the Underwriters against certain liabilities including liabilities under the Securities Act.

     The Transferor has been advised by the Underwriters that the Underwriters intend to make a market in the Bonds, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Bonds and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Bonds.

     The Underwriters have represented that: (i) they have not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Bonds to persons in the United Kingdom, except to persons whose activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) they have complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom; and (iii) they have only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Bonds to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document can lawfully be issued or passed on.

                               REPORT OF EXPERTS

     The consolidated balance sheets of the Financial Guaranty Insurer and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Bonds will be passed upon for the Bond Issuer by Andrews & Kurth L.L.P., Washington, D.C. Stroock & Stroock & Lavan LLP will act as counsel for the Underwriters. Certain legal matters relating to the Financial Guaranty Insurer and the Financial Guaranty Insurance Policy will be passed upon by inside counsel to the Financial Guaranty Insurer.

                              RATING OF THE BONDS

     It is a condition to the issuance of the Bonds that each shall be rated "Aaa" by Moody's and "AAA" by S&P.

     Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007, and S&P, 25 Broadway, New York, New York 10004. Each rating will be the view only of the assigning Rating Agency.

     The ratings on the Bonds are based in substantial part on the claims-paying ability of the Financial Guaranty Insurer. Any change in the ratings of the Financial Guaranty Insurer by the Rating Agencies may result in a change in the ratings of the Bonds.

     There is no assurance that any rating assigned to the Bonds will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price or liquidity of the Bonds.

     The ratings of the Bonds should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities.

     There can be no assurance as to whether any other rating agency will rate the Bonds, or, if one does, what rating will be assigned by such other rating agency. A rating on the Bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the Bonds by Moody's or S&P.

                            INDEX OF PRINCIPAL TERMS

                                                                                    PAGE
                                                                              -----------------
Aames' Guidelines..........................................................                S-43
ACC........................................................................             ii, S-3
Additional Mortgage Loans..................................................             ii, S-4
Adjustable Rate Cap........................................................           S-6, S-26
AFC........................................................................             ii, S-3
Affiliated Originators.....................................................                S-11
Aggregate Principal Balance................................................                S-11
Aggregate Risks............................................................                S-52
Available Funds............................................................           S-5, S-28
Bond Account...............................................................                S-29
Bond Balance...............................................................           S-6, S-26
Bond Interest..............................................................           S-6, S-25
Bond Interest Rate.........................................................           S-6, S-26
Bond Issuer................................................................          cover, S-3
Bond Owner.................................................................                 S-4
Bondholder.................................................................           S-5, S-20
Bonds......................................................................          cover, S-3
Book-Entry Bonds...........................................................                S-20
Bulk Purchase Mortgage Loans...............................................                 S-4
Business day...............................................................                 S-5
Capitalized Interest Account...............................................                 S-9
Cedel......................................................................                 S-4
Cedel Participants.........................................................                S-21
Citibank...................................................................                S-20
Closing Date...............................................................                 S-4
Code.......................................................................                S-12
Collection Account.........................................................                S-44
Collection Period..........................................................                 S-5
Commission.................................................................                 S-1
Compensating Interest Payment..............................................          S-10, S-46
Constant Prepayment Rate...................................................                S-42
Cooperative................................................................                S-21
Coverage Amount............................................................           S-7, S-31
Coverage Deficit...........................................................           S-8, S-32
Coverage Surplus...........................................................           S-8, S-32
CPR........................................................................                S-42
Cut-off Dates..............................................................                 S-3
Defective Mortgage Loan....................................................                S-24
Definitive Bond............................................................                 S-4
Deposit Date...............................................................                S-44
Determination Date.........................................................                S-27
Disqualified Persons.......................................................                S-55
DTC........................................................................            S-1, S-4
ERISA......................................................................          S-12, S-55
Euroclear..................................................................                 S-4
Euroclear Operator.........................................................                S-21
Euroclear Participants.....................................................                S-21
European Depositaries......................................................                S-20
Excess Cash................................................................           S-7, S-31

                                                                                    PAGE
                                                                              -----------------
Federal Reserve Board......................................................                S-22
Final Maturity Date........................................................             ii, S-9
Financial Guaranty Insurance Policy........................................                 S-4
Financial Guaranty Insurer.................................................           S-4, S-51
Financial Guaranty Insurer Premium.........................................          S-10, S-34
Financial Intermediary.....................................................                S-20
Funding Period.............................................................                 S-9
Holdings...................................................................                S-51
Indenture..................................................................          cover, S-4
Indenture Trustee..........................................................          cover, S-3
Initial Cut-off Date Pool Balance..........................................                 S-7
Initial Mortgage Loans.....................................................             ii, S-4
Initial Pool Balance.......................................................         cover, S-11
Insolvency Event...........................................................                S-18
Insolvency Laws............................................................                S-18
Insurance Proceeds.........................................................                S-28
Insured Amount.............................................................                S-33
Insurer Premium Rate.......................................................          S-10, S-34
Interest Period............................................................                 S-6
LIBOR......................................................................                S-26
LIBOR Determination Date...................................................                S-26
Liquidated Mortgage Loan...................................................                S-28
Liquidation Proceeds.......................................................                S-28
Loan-to-Value Ratios.......................................................                S-37
Maximum Rates..............................................................                S-37
Minimum Rates..............................................................                S-37
Monthly Advance............................................................          S-10, S-45
Monthly Principal..........................................................           S-7, S-27
Moody's....................................................................                S-12
Morgan.....................................................................                S-20
Mortgage Files.............................................................                S-24
Mortgage Interest Rates....................................................                S-37
Mortgage Loan Schedule.....................................................                S-23
Mortgage Loans.............................................................               cover
Mortgage Note..............................................................                 S-4
Mortgage Pool..............................................................          cover, S-4
Mortgaged Properties.......................................................                 S-4
Net Liquidation Proceeds...................................................                S-28
Nonrecoverable Advances....................................................                S-45
One-year CMT index.........................................................                S-13
Order......................................................................                S-53
Original Bond Balance......................................................                 S-3
Original Mortgage Loans....................................................                 S-3
Originators................................................................                S-11
Participants...............................................................                S-21
Parties-in-Interest........................................................                S-55
Paying Agent...............................................................                S-25
Payment Ahead..............................................................                S-27
Payment Date...............................................................                 S-5
Percentage Interest........................................................                S-25
Permitted Investments......................................................                S-29
Plan.......................................................................                S-55
Plan Assets Regulation.....................................................                S-55

                                                                                    PAGE
                                                                              -----------------
Pool Redemption Date.......................................................                S-34
Prefunding Account.........................................................                 S-9
Prefunding Account Deposit.................................................           S-9, S-30
Principal Balance..........................................................                S-27
Principal Payment..........................................................                S-27
Principal Prepayment.......................................................                S-27
PTCE.......................................................................                S-55
Qualified Replacement Mortgage.............................................                S-24
Rating Agencies............................................................                S-12
Realized Loss..............................................................                S-32
Receipt....................................................................                S-53
Received...................................................................                S-53
Record Date................................................................                 S-5
Reference Banks............................................................                S-26
Release Price..............................................................                S-24
Relevant Depositary........................................................                S-20
REMIC......................................................................            ii, S-12
REO Property...............................................................                S-45
Required Coverage Amount...................................................           S-8, S-31
Reserve Interest Rate......................................................                S-26
Reuters Screen LIBO Page...................................................                S-26
Rules......................................................................                S-20
S&P........................................................................                S-12
Securities Act.............................................................                S-56
Servicer...................................................................             ii, S-3
Servicer Event of Default..................................................                S-47
Servicing Advance..........................................................                S-49
Servicing Agreement........................................................             ii, S-3
Servicing Fee..............................................................                S-10
Servicing Fee Rate.........................................................          S-10, S-49
Similar Law................................................................                S-55
Single risks...............................................................                S-52
Six-month London Interbank Offered Rate....................................                S-13
SMMEA......................................................................                S-12
Statistical Calculation Date...............................................                S-11
Sub-Servicer...............................................................           S-3, S-49
Subsequent Transfer Date...................................................                 S-9
Terms and Conditions.......................................................                S-22
Transferor.................................................................             ii, S-3
Trigger Event Date.........................................................     S-8, S-17, S-32
Trust Agreement............................................................                 S-3
Trust Estate...............................................................          cover, S-4
Unaffiliated Originators...................................................                S-11
Underwriters...............................................................               cover
Underwriting Agreement.....................................................                S-56
Voting Interests...........................................................                S-35
Weighted average life......................................................                S-42

                                    ANNEX A

                        DESCRIPTION OF THE MORTGAGE POOL

     The following is a brief description of certain terms of the Initial Mortgage Loans as of the Statistical Calculation Date. Certain mortgage loans may prepay in full or be removed, prior to the Closing Date, from the Mortgage Pool as described herein, in which case an amount equal to the aggregate principal balances of such mortgage loans, but in no event more than $10,000,000, will be added to the Prefunding Account Deposit on the Closing Date. The statistical information presented below does not take into account any amortization of the Initial Mortgage Loans prior to the Closing Date or any Additional Mortgage Loans that may be added to the Mortgage Pool during the Funding Period. As a result, the statistical information presented below regarding the Initial Mortgage Loans may vary in certain limited respects from comparable information based on the actual composition of the Mortgage Pool at the Closing Date.

     The information expressed as a percentage of the Initial Pool Balance may not total 100% due to rounding.

     All of the Initial Mortgage Loans will be secured by first liens with respect to the related Mortgaged Properties and will bear interest at rates that adjust based on the index described in the related Mortgage Notes. Payments on the Bonds will be derived primarily from amounts received, collected or recovered from the Mortgage Loans in the Mortgage Pool.

                     COMPOSITION OF INITIAL MORTGAGE LOANS

                                                                   AGGREGATE UNPAID
                                                   NUMBER OF          PRINCIPAL           PERCENTAGE OF
        INITIAL MORTGAGE LOAN CATEGORY           MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
Original Mortgage Loans.......................        2,615        $ 258,829,307.10            76.05%
Bulk Purchase Mortgage Loans..................          727           81,517,353.85            23.95
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     ======        ================          ========

                              INITIAL POOL BALANCE

                                                                   AGGREGATE UNPAID
                   RANGE OF                        NUMBER OF          PRINCIPAL           PERCENTAGE OF
              PRINCIPAL BALANCES                 MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
      0.00 to 25,000.00.......................          102        $   2,240,648.46             0.66%
 25,000.01 to  50,000.00......................          593           23,312,806.86             6.85
 50,000.01 to  75,000.00......................          752           47,085,660.51            13.83
 75,000.01 to 100,000.00......................          629           55,107,185.89            16.19
100,000.01 to 125,000.00......................          434           48,509,924.81            14.25
125,000.01 to 150,000.00......................          268           36,732,678.07            10.79
150,000.01 to 175,000.00......................          172           27,767,789.86             8.16
175,000.01 to 200,000.00......................          114           21,534,011.97             6.33
200,000.01 to 225,000.00......................           73           15,560,363.36             4.57
225,000.01 to 250,000.00......................           61           14,564,700.77             4.28
250,000.01 to 275,000.00......................           32            8,429,738.07             2.48
275,000.01 to 300,000.00......................           36           10,349,544.73             3.04
300,000.01 to 325,000.00......................           18            5,665,923.76             1.66
325,000.01 to 350,000.00......................           19            6,415,108.71             1.88
350,000.01 to 400,000.00......................           20            7,667,578.24             2.25
Above 400,000.00..............................           19            9,402,996.88             2.76
                                                     ------         ---------------          -------
          Total...............................        3,342         $340,346,660.95           100.00%
                                                     ======         ===============          =======

                           ORIGINAL TERM TO MATURITY

                                                                   AGGREGATE UNPAID
              ORIGINAL TERMS TO                    NUMBER OF          PRINCIPAL           PERCENTAGE OF
              MATURITY (MONTHS)                  MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
 60...........................................            1        $      25,788.76             0.01%
180...........................................           30            1,544,800.65             0.45
360...........................................        3,311          338,776,071.54            99.54
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     ======        ================          =======

                           REMAINING TERM TO MATURITY

                   RANGE OF                                        AGGREGATE UNPAID
              REMAINING TERMS TO                   NUMBER OF          PRINCIPAL           PERCENTAGE OF
              MATURITY (MONTHS)                  MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
  0 to 120....................................            1        $      25,788.76             0.01%
121 to 180....................................           30            1,544,800.65             0.45
301 to 360....................................        3,311          338,776,071.54            99.54
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     ======        ================          ========

                        RANGE OF MORTGAGE INTEREST RATES

                                                                   AGGREGATE UNPAID
              RANGE OF MORTGAGE                    NUMBER OF          PRINCIPAL           PERCENTAGE OF
                INTEREST RATES                   MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
 5.000 to  5.999..............................            8        $   1,071,053.39             0.31%
 6.000 to  6.999..............................           15            1,459,781.44             0.43
 7.000 to  7.999..............................          128           16,468,278.49             4.84
 8.000 to  8.999..............................          569           66,836,520.43            19.64
 9.000 to  9.999..............................          894          100,282,134.43            29.46
10.000 to 10.999..............................          709           71,020,500.60            20.87
11.000 to 11.999..............................          401           34,760,003.58            10.21
12.000 to 12.999..............................          335           26,721,225.12             7.85
13.000 to 13.999..............................          195           14,112,096.46             4.15
14.000 to 14.999..............................           73            6,496,623.78             1.91
15.000 to 15.999..............................           15            1,118,443.23             0.33
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     ======        ================          ========

                    RANGE OF MAXIMUM MORTGAGE INTEREST RATES

                                                                   AGGREGATE UNPAID
                   RANGE OF                        NUMBER OF          PRINCIPAL           PERCENTAGE OF
                MAXIMUM RATES                    MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
 8.001 to  9.000..............................            1        $     138,000.00             0.04%
12.001 to 13.000..............................           14            1,813,124.41             0.53
13.001 to 14.000..............................           63            8,296,847.42             2.44
14.001 to 15.000..............................          329           40,091,627.53            11.78
15.001 to 16.000..............................          806           94,190,288.56            27.67
16.001 to 17.000..............................          837           87,711,080.38            25.77
17.001 to 18.000..............................          543           49,581,930.96            14.57
18.001 to 19.000..............................          375           31,525,634.34             9.26
19.001 to 20.000..............................          234           16,513,335.21             4.85
20.001 to 21.000..............................          109            7,912,058.20             2.32
21.001 to 22.000..............................           31            2,572,733.94             0.76
                                                     ------        ----------------           ------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     ======        ================          =======

                        RANGE OF MINIMUM MORTGAGE RATES

                                                                   AGGREGATE UNPAID
               RANGE OF MINIMUM                    NUMBER OF          PRINCIPAL           PERCENTAGE OF
                MORTGAGE RATES                   MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
 4.001 to  5.000..............................            2        $     471,171.66             0.14%
 5.001 to  6.000..............................           29            4,595,849.69             1.35
 6.001 to  7.000..............................           69            8,290,026.14             2.44
 7.001 to  8.000..............................          125           15,401,285.06             4.53
 8.001 to  9.000..............................          555           63,683,028.06            18.71
 9.001 to 10.000..............................          853           94,961,749.31            27.90
10.001 to 11.000..............................          713           71,660,512.21            21.06
11.001 to 12.000..............................          407           34,992,048.65            10.28
12.001 to 13.000..............................          334           26,718,737.64             7.85
13.001 to 14.000..............................          171           12,499,223.30             3.67
14.001 to 15.000..............................           74            6,249,226.08             1.84
15.001 to 16.000..............................           10              823,803.15             0.24
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     ======        ================          =======

                             RANGE OF GROSS MARGINS

                                                                   AGGREGATE UNPAID
                   RANGE OF                        NUMBER OF          PRINCIPAL           PERCENTAGE OF
                GROSS MARGINS                    MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
 3.000 to  3.999..............................            6        $     903,652.77             0.27%
 4.000 to  4.999..............................          154           18,293,285.71             5.37
 5.000 to  5.999..............................          740           83,653,012.45            24.58
 6.000 to  6.999..............................          812           89,749,738.59            26.37
 7.000 to  7.999..............................          901           87,887,944.89            25.82
 8.000 to  8.999..............................          552           45,122,325.18            13.26
 9.000 to  9.999..............................          152           13,016,042.28             3.82
10.000 to 10.999..............................           24            1,689,659.08             0.50
14.000 to 14.999..............................            1               31,000.00             0.01
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                    =======        ================          =======

                  MORTGAGE INTEREST RATE ADJUSTMENT FREQUENCY

                                                                   AGGREGATE UNPAID
                 FREQUENCY OF                      NUMBER OF          PRINCIPAL           PERCENTAGE OF
                  ADJUSTMENT                     MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
 6............................................        2,638        $ 261,776,349.24            76.91%
12............................................          704           78,570,311.71            23.09
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     ======        ================          ========

              PERIODS TO NEXT ADJUSTMENT OF MORTGAGE INTEREST RATE

                   RANGE OF                                        AGGREGATE UNPAID
               PERIODS TO NEXT                     NUMBER OF          PRINCIPAL           PERCENTAGE OF
                  ADJUSTMENT                     MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
 0 to  1......................................           35        $   4,104,115.60             1.21%
 2 to 12......................................        1,545          169,010,077.50            49.66
13 to 24......................................        1,629          154,233,820.38            45.32
25 to 36......................................          132           12,898,929.52             3.79
37 to 48......................................            1               99,717.95             0.03
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     ======        ================          =======

                 INDEX USED TO DETERMINE MORTGAGE INTEREST RATE

                                                                   AGGREGATE UNPAID
                                                   NUMBER OF          PRINCIPAL           PERCENTAGE OF
                    INDEX                        MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
One-year CMT index............................          623        $  71,587,481.83            21.03%
Six-month London Interbank Offered Rate.......        2,719          268,759,179.12            78.97
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     =====         ================          =======

                              LOAN-TO-VALUE RATIOS

                                                                   AGGREGATE UNPAID
                   RANGE OF                        NUMBER OF          PRINCIPAL           PERCENTAGE OF
             LOAN-TO-VALUE RATIOS                MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
10.01 to 15.00................................            1        $      30,000.00             0.01%
15.01 to 20.00................................            4              134,769.18             0.04
20.01 to 25.00................................           12              537,839.25             0.16
25.01 to 30.00................................           14            1,074,939.19             0.32
30.01 to 35.00................................           26            1,324,756.73             0.39
35.01 to 40.00................................           23            2,194,915.92             0.64
40.01 to 45.00................................           43            3,337,412.64             0.98
45.01 to 50.00................................           92            8,493,814.16             2.50
50.01 to 55.00................................           95            7,884,811.99             2.32
55.01 to 60.00................................          233           20,031,331.47             5.89
60.01 to 65.00................................          672           54,936,070.28            16.14
65.01 to 70.00................................          444           46,317,278.24            13.61
70.01 to 75.00................................          710           79,006,618.20            23.21
75.01 to 80.00................................          726           84,254,808.73            24.76
80.01 to 85.00................................          201           24,599,930.47             7.23
85.01 to 90.00................................           42            5,605,612.00             1.65
90.01 to 95.00................................            2              455,781.00             0.13
Over 100.01...................................            2              125,971.50             0.04
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     ======        ================          ========

                           TYPE OF MORTGAGED PROPERTY

                                                                   AGGREGATE UNPAID
                                                   NUMBER OF          PRINCIPAL           PERCENTAGE OF
                PROPERTY TYPE                    MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
Manufactured Housing..........................            2        $      99,966.31             0.03%
Two- to Four-Family Residences................          201           17,519,314.84             5.15
Condominiums and Planned Unit Developments....          245           26,595,670.81             7.81
Single Family Residence.......................        2,894          296,131,708.99            87.01
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     ======        ================          ========

                                OCCUPANCY STATUS

                                                                   AGGREGATE UNPAID
                                                   NUMBER OF          PRINCIPAL           PERCENTAGE OF
               OCCUPANCY STATUS                  MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
Not Owner Occupied/Investment.................          269        $  16,530,484.75             4.86%
Owner Occupied/2nd Home.......................        3,073          323,816,176.20            95.14
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     ======        ================          =======

               GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                   AGGREGATE UNPAID
                                                   NUMBER OF          PRINCIPAL           PERCENTAGE OF
                    STATE                        MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
Alaska........................................            3        $     237,950.00             0.07%
Arizona.......................................          120           11,892,887.92             3.49
Arkansas......................................            8              670,880.27             0.20
California....................................          325           44,946,697.74            13.21
Colorado......................................          182           21,054,876.17             6.19
Connecticut...................................          141           13,897,740.84             4.08
Delaware......................................            5              419,269.25             0.12
Florida.......................................          281           28,302,735.21             8.32
Georgia.......................................           79            7,818,811.50             2.30
Hawaii........................................           46            8,948,919.13             2.63
Idaho.........................................           15            1,057,757.96             0.31
Illinois......................................          287           28,300,085.68             8.32
Indiana.......................................           47            3,545,639.67             1.04
Iowa..........................................            9              457,123.46             0.13
Kansas........................................           10              747,495.95             0.22
Kentucky......................................           29            1,579,239.52             0.46
Louisiana.....................................            8            1,015,594.87             0.30
Maine.........................................            4              245,214.82             0.07
Maryland......................................          151           14,881,051.52             4.37
Massachusetts.................................           97           11,305,855.66             3.32
Michigan......................................           93            8,413,064.98             2.47
Minnesota.....................................           51            4,684,355.18             1.38
Mississippi...................................            4              288,000.00             0.08
Missouri......................................           69            4,217,779.08             1.24
Montana.......................................            9              750,474.46             0.22
Nebraska......................................            1               27,625.00             0.01
Nevada........................................           20            1,999,466.32             0.59
New Hampshire.................................           14            1,465,220.94             0.43
New Jersey....................................           93           11,741,576.37             3.45
New Mexico....................................           10              870,987.30             0.26
New York......................................          109           13,957,592.22             4.10
North Carolina................................          112            7,622,840.73             2.24
Ohio..........................................          201           14,921,600.32             4.38
Oklahoma......................................            8              458,033.63             0.13
Oregon........................................           85            8,864,755.41             2.60
Other.........................................            1               55,900.00             0.02
Pennsylvania..................................           99            7,166,234.07             2.11
Rhode Island..................................           22            1,913,267.71             0.56
South Carolina................................           31            2,077,661.27             0.61
South Dakota..................................            4              198,490.44             0.06
Tennessee.....................................           12              953,148.12             0.28
Texas.........................................           61            5,224,692.35             1.54
Utah..........................................          125           12,995,504.62             3.82
Vermont.......................................            6              483,724.11             0.14
Virginia......................................           44            5,538,274.98             1.63
Washington....................................          156           18,138,178.80             5.33
Washington DC.................................           30            2,408,638.94             0.71
West Virginia.................................            4              152,810.36             0.04
Wisconsin.....................................           17            1,143,414.02             0.34
Wyoming.......................................            4              287,522.08             0.08
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     ======        ================          ========

                      TYPE OF LOAN BY AMORTIZATION METHOD

                                                                   AGGREGATE UNPAID
                                                   NUMBER OF          PRINCIPAL           PERCENTAGE OF
             AMORTIZATION METHOD                 MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
Fully Amortizing..............................        3,340        $ 340,249,360.95            99.97%
Balloon.......................................            2               97,300.00             0.03
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     ======        ================          =======

                       ORIGINATORS OF THE MORTGAGE LOANS

                                                                   AGGREGATE UNPAID
                                                   NUMBER OF          PRINCIPAL           PERCENTAGE OF
                  ORIGINATOR                     MORTGAGE LOANS        BALANCE         INITIAL POOL BALANCE
----------------------------------------------   --------------    ----------------    --------------------
Affiliated....................................        1,218        $ 108,398,331.77            31.85%
Unaffiliated..................................        2,124          231,948,329.18            68.15
                                                     ------        ----------------          -------
          Total...............................        3,342        $ 340,346,660.95           100.00%
                                                     ======        ================          =======

                                    ANNEX B

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Adjustable Rate Asset-Backed Bonds, Series 1997-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between participants of Cedel or Euroclear and Participants holding Bonds will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel and Euroclear (in such capacity) and as Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede, as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depositaries, which in turn will hold such positions in accounts as Participants.

     Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between Participants. Second market trading between Participants will be settled using the procedures applicable to prior asset-backed bond issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participant will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participant and Euroclear Participant will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel. Participants or Euroclear Participant's particular cost of funds.

     Because the settlement is taking place during New York business hours, Participant can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participants a cross-market transaction will settle no differently than a trade between two Participants.

     Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing though Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Bond Owners or their agents.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Bond Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court in the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States fiduciaries have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE BONDS OFFERED HEREBY NOR AN OFFER OF THE BONDS TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT AT ANY TIME DOES NOT IMPLY THAT INFORMATION THEREIN OR HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.
                            ------------------------
                               TABLE OF CONTENTS

                                                   PAGE
                                                   ----
PROSPECTUS SUPPLEMENT
Reports to Bondholders..........................    S-1
Available Information...........................    S-1
Incorporation of Certain Documents by
  Reference.....................................    S-1
Summary of Terms................................    S-3
Risk Factors....................................   S-13
Description of the Bonds........................   S-19
The Bond Issuer.................................   S-36
The Mortgage Loans..............................   S-36
Prepayment and Yield Considerations.............   S-38
Origination of the Mortgage Loans...............   S-42
Servicing of the Mortgage Loans.................   S-43
The Financial Guaranty Insurance Policy and the
  Financial Guaranty Insurer....................   S-51
Certain Federal Income Tax Consequences.........   S-54
ERISA Considerations............................   S-55
Use of Proceeds.................................   S-56
Legal Investment Considerations.................   S-56
Underwriting....................................   S-56
Report of Experts...............................   S-57
Legal Matters...................................   S-57
Rating of the Bonds.............................   S-57
Index of Principal Terms........................   S-58
ANNEX A: Description of the Mortgage Pool.......    A-1
ANNEX B: Global Clearance, Settlement and Tax
         Documentation Procedures...............    B-1
PROSPECTUS
Prospectus Supplement...........................      3
Available Information...........................      3
Incorporation of Certain Documents by
  Reference.....................................      3
Reports to Securityholders......................      4
Summary.........................................      6
Risk Factors....................................     20
The Trusts and Trust Estates....................     27
Use of Proceeds.................................     29
Aames Capital Corporation.......................     31
Aames Capital Acceptance Corp. .................     31
The Servicer....................................     31
The Originators.................................     33
Description of the Securities...................     35
Credit Enhancement..............................     42
Maturity, Prepayment and Yield Considerations...     47
The Pooling and Servicing Agreement.............     49
The Indenture...................................     60
Certain Legal Aspects of the Mortgage Loans and
  Related Matters...............................     64
Certain Federal Income Tax Consequences.........     69
State Tax Considerations........................     91
ERISA Considerations............................     91
Legal Investment Considerations.................     93
Method of Distribution..........................     94
Legal Matters...................................     95
Financial Information...........................     95
Rating..........................................     95
Index of Principal Terms........................     97

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                           AAMES CAPITAL OWNER TRUST
                                     1997-1

                                  $415,000,000

                                ADJUSTABLE RATE
                              ASSET-BACKED BONDS,
                                 SERIES 1997-1

                               DUE JUNE 15, 2029

                                 AAMES CAPITAL
                                ACCEPTANCE CORP.
                                   Transferor

                           AAMES CAPITAL CORPORATION
                                    Servicer
                             PROSPECTUS SUPPLEMENT
                           CREDIT SUISSE FIRST BOSTON

                         DONALDSON, LUFKIN AND JENRETTE
                             SECURITIES CORPORATION

                                LEHMAN BROTHERS

                       PRUDENTIAL SECURITIES INCORPORATED

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------